                                                                     Exhibit 4.1






                                TOYS "R" US, INC.

                                       AND

                              THE BANK OF NEW YORK
                           as Purchase Contract Agent


                           PURCHASE CONTRACT AGREEMENT


                            Dated as of May 28, 2002

                                TABLE OF CONTENTS

                                                                                                            Page

Article 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..............................................1

Section 1.1         Definitions................................................................................1
Section 1.2         Compliance Certificates and Opinions......................................................14
Section 1.3         Form of Documents Delivered to Agent......................................................15
Section 1.4         Acts of Holders; Record Dates.............................................................15
Section 1.5         Notices.   ...............................................................................17
Section 1.6         Notice to Holders; Waiver.................................................................17
Section 1.7         Effect of Headings and Table of Contents..................................................18
Section 1.8         Successors and Assigns....................................................................18
Section 1.9         Separability Clause.......................................................................18
Section 1.10        Benefits of Agreement.....................................................................18
Section 1.11        Governing Law.............................................................................18
Section 1.12        Legal Holidays............................................................................18
Section 1.13        Counterparts..............................................................................19
Section 1.14        Inspection of Agreement...................................................................19

Article 2 CERTIFICATE FORMS...................................................................................19

Section 2.1         Forms of Certificates Generally...........................................................19
Section 2.2         Form of Agent's Certificate of Authentication.............................................20

Article 3 THE UNITS...........................................................................................21

Section 3.1         Title and Terms; Denominations............................................................21
Section 3.2         Rights and Obligations Evidenced by the Certificates......................................21
Section 3.3         Execution, Authentication, Delivery and Dating............................................22
Section 3.4         Temporary Certificates....................................................................22
Section 3.5         Registration; Registration of Transfer and Exchange.......................................23
Section 3.6         Book-Entry Interests......................................................................25
Section 3.7         Notices to Holders........................................................................25
Section 3.8         Appointment of Successor Clearing Agency..................................................25
Section 3.9         Definitive Certificates...................................................................26
Section 3.10        Mutilated, Destroyed, Lost and Stolen Certificates........................................26
Section 3.11        Persons Deemed Owners.....................................................................27
Section 3.12        Cancellation..............................................................................28
Section 3.13        Collateral Substitution and the Establishment of Stripped Units...........................28
Section 3.14        Reestablishment of Normal Units...........................................................30
Section 3.15        Transfer of Collateral upon Occurrence of Termination Event...............................32
Section 3.16        No Consent to Assumption..................................................................32
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                                       i

Article 4 THE NOTES...........................................................................................32

Section 4.1         Payment of Interest; Rights to Interest Payments Preserved; Notice........................32
Section 4.2         Notice and Voting.........................................................................33
Section 4.3         Tax Event Redemption......................................................................34

Article 5 THE PURCHASE CONTRACTS; THE REMARKETING.............................................................35

Section 5.1         Purchase of Shares of Common Stock........................................................35
Section 5.2         Reserved..................................................................................36
Section 5.3         Reserved..................................................................................36
Section 5.4         Payment of Purchase Price; Remarketing....................................................37
Section 5.5         Issuance of Shares of Common Stock........................................................43
Section 5.6         Adjustment of Settlement Rate.............................................................43
Section 5.7         Notice of Adjustments and Certain Other Events............................................49
Section 5.8         Termination Event; Notice.................................................................50
Section 5.9         Early Settlement..........................................................................50
Section 5.10        Early Settlement Upon Merger..............................................................52
Section 5.11        Charges and Taxes.........................................................................53
Section 5.12        No Fractional Shares......................................................................54

Article 6 REMEDIES............................................................................................54

Section 6.1         Unconditional Right of Holders to Purchase Common Stock...................................54
Section 6.2         Restoration of Rights and Remedies........................................................54
Section 6.3         Rights and Remedies Cumulative............................................................54
Section 6.4         Delay or Omission Not Waiver..............................................................55
Section 6.5         Undertaking for Costs.....................................................................55
Section 6.6         Waiver of Stay or Extension Laws..........................................................55

Article 7 THE AGENT...........................................................................................55

Section 7.1         Certain Duties, Rights and Immunities.....................................................55
Section 7.2         Notice of Default.........................................................................57
Section 7.3         Certain Rights of Agent...................................................................58
Section 7.4         Not Responsible for Recitals, Etc.........................................................58
Section 7.5         May Hold Units and Other Dealings.........................................................59
Section 7.6         Money Held In Custody.....................................................................59
Section 7.7         Compensation and Reimbursement............................................................59
Section 7.8         Corporate Agent Required; Eligibility.....................................................60
Section 7.9         Resignation and Removal; Appointment of Successor.........................................60
Section 7.10        Acceptance of Appointment by Successor....................................................61
Section 7.11        Merger, Conversion, Consolidation or Succession to Business...............................62
Section 7.12        Preservation of Information; Communications to Holders....................................62
Section 7.13        Failure to Act............................................................................63
Section 7.14        No Obligations of Agent...................................................................63
Section 7.15        Tax Compliance............................................................................63

Article 8 SUPPLEMENTAL AGREEMENTS.............................................................................64

Section 8.1         Supplemental Agreements Without Consent of Holders........................................64
Section 8.2         Supplemental Agreements With Consent of Holders...........................................64
Section 8.3         Execution of Supplemental Agreements......................................................65
Section 8.4         Effect of Supplemental Agreements.........................................................66
Section 8.5         Reference to Supplemental Agreements......................................................66

Article 9 CONSOLIDATION, MERGER, SALE OR CONVEYANCE...........................................................66

Section 9.1         Covenant Not to Merge, Consolidate, Sell or Convey Assets Except Under Certain
                    Conditions................................................................................66
Section 9.2         Rights and Duties of Successor Corporation................................................67

Article 10 COVENANTS..........................................................................................67

Section 10.1        Performance Under Purchase Contracts......................................................67
Section 10.2        Maintenance of Office or Agency...........................................................67
Section 10.3        Company to Reserve Common Stock...........................................................68
Section 10.4        Covenants as to Common Stock..............................................................68
Section 10.5        Statements of Officer of the Company as to Default........................................68
Section 10.6        Tax Treatment.............................................................................68

EXHIBIT A FORM OF NORMAL UNITS CERTIFICATE....................................................................A-1
EXHIBIT B FORM OF STRIPPED UNITS CERTIFICATE..................................................................B-1
EXHIBIT C INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT........................................C-1
EXHIBIT D INSTRUCTION FROM HOLDER TO PURCHASE CONTRACT AGENT..................................................D-1
EXHIBIT E NOTICE TO SETTLE BY CASH............................................................................E-1

                  PURCHASE CONTRACT AGREEMENT, dated as of May 28, 2002, between Toys "R" Us, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, acting as purchase contract agent for the Holders of Units from time to time (the "Agent").

                                    RECITALS

                  The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units.

                  All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done.

                                   WITNESSETH:

                  For and in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE 1
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  Section 1.1 Definitions.

                  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

                  (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (d) the following terms have the meanings given to them in this Section 1.1(d):

                  "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

                  "Affiliate" has the same meaning as given to that term in Rule 405 of Regulation C under the Securities Act or any successor rule.

                  "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

                  "Agent-purchased Treasury Consideration" has the meaning specified in Section 5.4(b)(i).

                  "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Applicable Market Value" has the meaning specified in Section 5.1.

                  "Applicable Ownership Interest" means, with respect to a Normal Unit and the U.S. Treasury securities in the Treasury Portfolio, (A) a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in such Treasury Portfolio which matures prior to the Stock Purchase Date and (B) for the scheduled interest Payment Date on the Notes that occurs on the Stock Purchase Date, in the case of a successful remarketing that occurs prior to the third Business Day immediately preceding the Stock Purchase Date, or for each scheduled interest Payment Date on the Notes that occurs after the Tax Event Redemption Date and on or before the Stock Purchase Date, in the case of a Tax Event Redemption, a 0.078125% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury Portfolio that matures on or prior to that interest Payment Date or Dates.

                  "Applicable Principal Amount" means the aggregate principal amount of the Notes that are components of Normal Units on the Initial Remarketing Date or any Subsequent Remarketing Date that occurs prior to the third Business Day preceding the Stock Purchase Date and that are to be included in any remarketing.

                  "Applicants" has the meaning specified in Section 7.12(b).

                  "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

                  "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Board of Directors" means either the Board of Directors of the Company or the Executive Committee of such Board or any other committee of such Board duly authorized to act generally or in any particular respect for such Board hereunder.

                  "Board Resolution" means (i) a copy of a resolution certified by the Secretary or the Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, (ii) a copy of a unanimous written consent of the Board of Directors or (iii) a certificate signed by the authorized officer or officers to whom the Board of Directors has delegated its authority, and in each case, delivered to the Agent.

                  "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in The State of New York or at a place of payment are authorized or required by law, regulation or executive order to be closed.

                  "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) corporate stock or similar interests in other types of entities.

                  "Cash" means any coin or currency of the United States as at the time shall be legal for payment of public and private debts.

                  "Cash Merger" has the meaning set forth in Section 5.10.

                  "Cash Settlement" has the meaning set forth in Section 5.4(a).

                  "Certificate" means a Normal Units Certificate or a Stripped Units Certificate.

                  "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Units and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Units.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Price" has the meaning specified in Section 5.1.

                  "Collateral" has the meaning specified in Section 2.1 of the Pledge Agreement.

                  "Collateral Agent" means JPMorgan Chase Bank, a New York banking corporation, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

                  "Collateral Substitution" has the meaning specified in Section 3.13.

                  "Common Stock" means the Common Stock, par value $.10 per share, of the Company.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

                  "Constituent Person" has the meaning specified in Section 5.6(b).

                  "Corporate Trust Office" means the office of the Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York, 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address is such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Coupon Rate" means the percentage rate per annum at which each Note will bear interest initially.

                  "Current Market Price" has the meaning specified in Section 5.6(a)(8).

                  "Custodial Agent" means JPMorgan Chase Bank, a New York banking corporation, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Custodial Agent" shall mean the Person who is then the Custodial Agent thereunder.

                  "Depositary" means, initially, DTC, until another Clearing Agency becomes its successor.

                  "DTC" means The Depository Trust Company, the initial Clearing Agency.

                  "Early Settlement" has the meaning specified in Section
5.9(a).

                  "Early Settlement Amount" has the meaning specified in Section 5.9(a).

                  "Early Settlement Date" has the meaning specified in Section 5.9(a).

                  "Early Settlement Rate" has the meaning specified in Section 5.9(b).

                  "Exchange Act" means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Expiration Date" has the meaning specified in Section 1.4.

                  "Expiration Time" has the meaning specified in Section 5.6(a)(6).

                  "Fair Market Value" with respect to securities distributed in a Spin-Off means (a) in the case of any Spin-Off that is effected simultaneously with an initial public offering of such securities, the initial public offering price of those securities, and (b) in the case of any other Spin-Off, the average of the Sale Prices of those securities over the first 10 Trading Days after the effective date of such Spin-Off.

                  "First Supplemental Indenture" means the First Supplemental Indenture dated as of May 28, 2002, between the Company and the Trustee relating to the Notes, as modified, amended or supplemented pursuant to the terms thereto.

                  "Global Certificate" means a Certificate that evidences all or part of the Units and is registered in the name of a Depositary or a nominee thereof.

                  "Holder" means the Person in whose name the Units evidenced by a Normal Units Certificate and/or a Stripped Units Certificate is registered in the related Normal Units Register and/or the Stripped Units Register, as the case may be.

                  "Indenture" means the Indenture dated as of May 28, 2002, between the Company and the Trustee, as supplemented by the First Supplemental Indenture.

                  "Initial Remarketing Date" means the date of the initial remarketing, which shall occur on the third Business Day immediately preceding May 16, 2005.

                  "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent.

                  "Last Failed Remarketing" has the meaning specified in Section 5.4(b)(ii).

                  "Merger Early Settlement" has the meaning specified in Section 5.10.

                  "Merger Early Settlement Amount" has the meaning specified in
Section 5.10.

                  "Merger Early Settlement Date" has the meaning specified in
Section 5.10.

                  "Non-electing Share" has the meaning specified in Section 5.6(b).

                  "Normal Unit" means the collective rights and obligations of a Holder of a Normal Units Certificate in respect of a Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract.

                  "Normal Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Normal Units specified on such certificate, substantially in the form of Exhibit A hereto.

                  "Normal Units Register" and "Normal Units Registrar" have the respective meanings specified in Section 3.5.

                  "Notes" means the series of senior debt securities of the Company designated the Senior Notes due 2007, to be issued under the Indenture.

                  "NYSE" has the meaning specified in Section 5.1.

                  "Officer's Certificate" means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent.

                  "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Agent.

                  "Opt-out Treasury Consideration" has the meaning specified in
Section 5.4(b)(v).

                  "Outstanding Units" means, as of the date of determination, all Normal Units or Stripped Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                           (i) If a Termination Event has occurred, (A) Stripped
                  Units for which the related Treasury Securities have been theretofore deposited with the Collateral Agent in trust for the Holders of such Stripped Units and (B) Normal Units for which the related Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, theretofore deposited with the Collateral Agent in trust for the Holders of such Normal Units;

                           (ii) Normal Units and Stripped Units evidenced by
                  Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                           (iii) Normal Units or Stripped Units evidenced by
                  Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the Normal Units or Stripped Units evidenced by such Certificate are valid obligations of the Company;

provided, that in determining whether the Holders of the requisite number of the Normal Units or Stripped Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Normal Units or Stripped Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Normal Units or Stripped Units which a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Normal Units or Stripped Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Normal Units or Stripped Units and that the pledgee is not the Company or any Affiliate of the Company.

                  "Payment Date" means each February 16, May 16, August 16 and November 16, commencing August 16, 2002. The amount of the first interest payment will be prorated to reflect the interest accrued between the initial issuance date of the Normal Units and August 16, 2002.

                  "Permitted Investments" means any one of the following which shall mature not later than the third Business Day prior to the Stock Purchase Date (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US $200.0 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pledge" means the pledge under the Pledge Agreement of the Notes, the Treasury Securities or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in each case, constituting a part of the Units, property, cash, securities, financial assets and security entitlements of the Collateral Account (as defined in the Pledge Agreement) and any Proceeds of any of the foregoing pursuant to the Pledge Agreement.

                  "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Units, as modified, amended, or supplemented pursuant to the terms thereto.

                  "Pledged Applicable Ownership Interest in the Treasury Portfolio" has the meaning set forth in Section 2.1(d) of the Pledge Agreement.

                  "Pledged Notes" has the meaning set forth in Section 2.1(d) of the Pledge Agreement.

                  "Pledged Treasury Securities" has the meaning set forth in
Section 2.1(d) of the Pledge Agreement.

                  "Predecessor Certificate" means a Predecessor Normal Units Certificate or a Predecessor Stripped Units Certificate.

                  "Predecessor Normal Units Certificate" of any particular Normal Units Certificate means every previous Normal Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Normal Units evidenced thereby; and, for the purposes of this definition, any Normal Units Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Normal Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Normal Units Certificate.

                  "Predecessor Stripped Units Certificate" of any particular Stripped Units Certificate means every previous Stripped Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Stripped Units evidenced thereby; and, for the purposes of this definition, any Stripped Units Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Stripped Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Stripped Units Certificate.

                  "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

                  "Principal Amount" means as to any one Note, $50.

                  "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in ss. 8-102(a)(9) of the Uniform Commercial Code (or any successor thereto) in effect in the State of New York from time to time) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, maturity, collection or disposition of the Collateral or any proceeds thereof.

                  "Purchase Contract," when used with respect to any Unit, means the contract forming a part of such Unit and obligating the Company to sell and the Holder of such Unit to purchase Common Stock on the terms and subject to the conditions set forth in Article V.

                  "Purchase Contract Settlement Fund" has the meaning specified in Section 5.5.

                  "Purchase Price" has the meaning specified in Section 5.1.

                  "Purchased Shares" has the meaning specified in Section 5.6(a)(6).

                  "Quotation Agent" means Credit Suisse First Boston Corporationor Salomon Smith Barney Inc., or a successor of either or any other Primary Treasury Dealer selected by the Company.

                  "Record Date" for the distribution payable on any Payment Date means the 15th day preceding such Payment Date.

                  "Redemption Price" means the redemption price per Note equal to the Tax Event Redemption Principal Amount plus any accrued and unpaid interest on such Note to but excluding the Tax Event Redemption Date.

                  "Register" means the Normal Units Register and the Stripped Units Register, as applicable.

                  "Registrar" means the Normal Units Registrar and the Stripped Units Registrar, as applicable.

                  "Remarketing Agent" has the meaning specified in Section 5.4(b)(i).

                  "Remarketing Agreement" means the Remarketing Agreement to be entered into by and among the Company and the Remarketing Agent, as modified, amended or supplemented pursuant to the terms thereto.

                  "Remarketing Date" means the Initial Remarketing Date and any Subsequent Remarketing Date.

                  "Remarketing Fee" has the meaning specified in Section 5.4(b)(i).

                  "Remarketing Notice" has the meaning specified in Section 5.4(b).

                  "Remarketing Period" means the Initial Remarketing Date and any Subsequent Remarketing Period.

                  "Remarketing Settlement Date" means, after a successful remarketing, if any, the date on which the settlement of such remarketing occurs.

                  "Remarketing Value" means:

                  (a) in the case of a remarketing that occurs on the third Business Day prior to the Stock Purchase Date, the value at that Remarketing Date of an amount of Cash equal to $50 for each Note which is included in a Normal Unit and each Separate Note that, in each case, is participating in the remarketing; and

                  (b) in all other cases, the sum of:

                           (i) the value at the Remarketing Date of such amount
                  of U.S. Treasury securities that will pay, prior to the quarterly Payment Date falling on the Stock Purchase Date, an amount of Cash equal to the aggregate interest payments that are scheduled to be payable on that quarterly Payment Date on all Notes which are included in Normal Units and the Separate Notes which, in each case, are participating in the remarketing, assuming for this purpose, even if not true, that the interest rate on the Notes remains the Coupon Rate; and

                           (ii) the value at the Remarketing Date of such amount
                  of U.S. Treasury securities that will pay, prior to the Stock Purchase Date, an amount of Cash equal to the Principal Amount of each Note which is included in a Normal Unit and each Separate Note, in each case, that is participating in the remarketing, provided that for purposes of clause (b) above, the Remarketing Value shall be calculated on the assumptions that (x) the U.S. Treasury securities are highly liquid and mature on or within 35 days prior to the Stock Purchase Date, as determined in good faith by the Remarketing Agent in a manner intended to minimize the cash value of the U.S. Treasury securities, and (y) the U.S. Treasury securities are valued based on the ask-side price of the U.S. Treasury securities at a time between 9:00 a.m. and 11:00 a.m. (New York City time) selected by the Remarketing Agent, on the Initial Remarketing Date or any Subsequent Remarketing Date, as the case may be, as determined on a third-day settlement basis by a reasonable and customary means selected in good faith by the Remarketing Agent, plus accrued interest to that date, provided, further, that if the assumptions specified in this definition are not correct with respect to a remarketing that occurs during the Subsequent Remarketing Period that ends on the third Business Day prior to the Stock Purchase Date, then the Remarketing Agent shall have the option to raise the Remarketing Value specified above in Cash (rather than U.S. Treasury securities), in which event all references to Agent-purchased Treasury Consideration shall mean such Cash.

                  "Reorganization Event" has the meaning specified in Section 5.6(b).

                  "Reset Rate" has the meaning specified in Section 5.4(b)(i).

                  "Responsible Officer" means, when used with respect to the Agent, any officer within the corporate trust department of the Agent (or any successor of the Agent), including any Vice President, any assistant Vice President, any assistant secretary, any assistant treasurer, any trust officer, any senior trust officer or any other officer of the Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who, in each of the above cases, shall have direct responsibility for the administration of this Agreement.

                  "Sale Price" of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such Trading Day as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such securities are traded or, if the Common Stock or such securities are not listed on a U.S. national or regional securities exchange, as reported by Nasdaq.

                  "Securities Act" means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Securities Intermediary" means JPMorgan Chase Bank, a New York banking corporation, in its capacity as Securities Intermediary under the Pledge Agreement, together with its successors in such capacity.

                  "Separate Notes" has the meaning set forth in the Pledge Agreement.

                  "Settlement Date" means any Early Settlement Date or Merger Early Settlement Date or the Stock Purchase Date.

                  "Settlement Rate" has the meaning specified in Section 5.1.

                  "Spin-Off" means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.

                  "Stated Amount" means, with respect to any one Normal Unit or Stripped Unit, $50.

                  "Stock Purchase Date" means August 16, 2005.

                  "Stripped Unit" means the collective rights and obligations of a holder of a Stripped Units Certificate in respect of a 1/20, or 5.0%, undivided beneficial interest in a Treasury Security, subject in each case to the Pledge thereof, and the related Purchase Contract.

                  "Stripped Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Stripped Units specified on such certificate, substantially in the form of Exhibit B hereto.

                  "Stripped Units Register" and "Stripped Units Registrar" have the respective meanings specified in Section 3.5.

                  "Subsequent Remarketing Date" means the date, if any, on which the Remarketing Agent establishes the Reset Rate during a Subsequent Remarketing Period.

                  "Subsequent Remarketing Period" has the meaning specified in
Section 5.4(b)(ii).

                  "Tax Event" means the receipt by the Company of an opinion of a nationally recognized tax counsel experienced in such matters, to the effect that there is more than an insubstantial risk that interest payable by the Company on the Notes would not be deductible, in whole or in part, by the Company for United States Federal income tax purposes, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an official interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any official interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on May 28, 2002, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after May 28, 2002.

                  "Tax Event Redemption" means, if a Tax Event shall occur, the redemption of the Notes, at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days' written notice.

                  "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

                  "Tax Event Redemption Principal Amount" means in the case of a Tax Event Redemption occurring prior to a successful remarketing of the Notes, for each Note the product of the Principal Amount of the Note and a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the aggregate Principal Amount of Notes outstanding on such Tax Event Redemption Date, and in the case of a Tax Event Redemption Date occurring after a successful remarketing of the Notes means, for each Note, the Principal Amount of the Note outstanding on such Tax Event Redemption Date.

                  "Terminated Remarketing Period" has the meaning specified in
Section 5.4(b)(ii).

                  "Termination Date" means the date, if any, on which a Termination Event occurs.

                  "Termination Event" means the occurrence of any of the following events:

                           (i) at any time on or prior to the Stock Purchase
                  Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code or any other similar Federal or state law, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Stock Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

                           (ii) at any time on or prior to the Stock Purchase
                  Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

                           (iii) at any time on or prior to the Stock Purchase
                  Date the Company shall file a petition for relief under the Bankruptcy Code or any other similar Federal or state law, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

                  "Threshold Appreciation Price" has the meaning specified in
Section 5.1.

                  "TIA" means the Trust Indenture Act of 1939 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Trading Day" has the meaning specified in Section 5.1.

                  "Transaction Documents" has the meaning specified in Section 7.1(a).

                  "Treasury Portfolio" means:

                           (i) in connection with the Initial Remarketing Date
                  or any Subsequent Remarketing that occurs prior to the third Business Day immediately preceding the Stock Purchase Date, means a portfolio of zero-coupon U.S. Treasury securities consisting of (x) principal or interest strips of U.S. Treasury securities that mature prior to August 16, 2005 in an aggregate amount equal to the Applicable Principal Amount, (y) with respect to the scheduled interest payment date on the Notes that occurs on the Stock Purchase Date, principal or interest strips of U.S. Treasury securities that mature prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Notes on such date if the applicable Coupon Rate on the Notes were not reset to the Reset Rate as set forth in
                  Section 5.4 hereof and (z) the aggregate amount of Opt-out Treasury Consideration, if any, existing at the date of determination of this definition; and

                           (ii) in connection with a Tax Event Redemption Date
                  that occurs prior to a successful remarketing of the Notes, a portfolio of zero-coupon U.S. Treasury securities consisting of (x) principal or interest strips of U.S. Treasury securities that mature prior to the Stock Purchase Date in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (y) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the Stock Purchase Date, principal or interest strips of U.S. Treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date.

                  "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent:

                           (i) in the case of a Tax Event Redemption occurring
                  on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date; or

                           (ii) in the case of a successful remarketing
                  occurring on a Remarketing Date that occurs prior to the third Business Day immediately preceding the Stock Purchase Date, for the purchase of the applicable Treasury Portfolio (excluding the Opt-out Treasury Consideration) for settlement on the applicable Remarketing Settlement Date.

                  "Treasury Security" means a zero-coupon U.S. Treasury security (CUSIP Number 912803AG8) maturing before the Stock Purchase Date that will pay $1,000 on such maturity date.

                  "Trustee" means The Bank of New York, a New York banking corporation, as trustee under the Indenture, or any successor thereto.

                  "Underwriting Agreement" means the Underwriting Agreement relating to the Units dated May 21, 2002 among the Company and the underwriters named therein relating to the Units.

                  "Unit" means a Normal Unit or a Stripped Unit.

                  "Vice-President" means any vice-president, whether or not designated by a number or a word or words added before or after the title "vice-president."

                  Section 1.2 Compliance Certificates and Opinions.

                  Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officer's Certificate provided for in Section 10.5) shall include:

                  (a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

         Section 1.3 Form of Documents Delivered to Agent.

                  (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 1.4 Acts of Holders; Record Dates.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

                  (c) The ownership of Units shall be proved by the Normal Units Register or the Stripped Units Register, as the case may be.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Units on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the relevant Normal Units or the relevant Stripped Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Units in the manner set forth in Section 1.6.

                  (f) With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Units in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

                  Section 1.5 Notices.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

                  (a) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, to the Agent at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Corporate Trust Administration, telecopy:
         212-896-7298, or at any other address furnished in writing by the Agent to the Holders and the Company; or

                  (b) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, to the Company at Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, Attention: Treasurer, or at any other address furnished in writing to the Agent by the Company; or

                  (c) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to the Collateral Agent at JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001, Attention:
         Institutional Trust Services, telecopy: 212-946-8160, or at any other address furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

                  (d) the Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to the Trustee at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention:
         Corporate Trust Administration, telecopy: 212-896-7298 or at any other address furnished in writing by the Trustee to the Company.

         Section 1.6 Notice to Holders; Waiver.

                  (a) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

                  Section 1.7 Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 1.8 Successors and Assigns.

                  All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 1.9 Separability Clause.

                  In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

                  Section 1.10 Benefits of Agreement.

                  Nothing in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

                  Section 1.11 Governing Law.

                  This Agreement and the Units shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 1.12 Legal Holidays.

                  (a) In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Normal Units Certificates) payments on the Notes shall not be made on such date, but such payments shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company for the period from and after any such Payment Date, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

                  (b) In any case where any Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Certificates), the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the relevant Settlement Date.

                  Section 1.13 Counterparts.

                  This Agreement may be executed in any number of counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 1.14 Inspection of Agreement.

                  A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

                                   ARTICLE 2
                                CERTIFICATE FORMS


                  Section 2.1 Forms of Certificates Generally.

                  (a) The Normal Units Certificates (including the form of Purchase Contract forming part of the Normal Units evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange or quotation system on which the Normal Units are listed or quoted for trading or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Normal Units Certificates, as evidenced by their execution of the Normal Units Certificates.

                  (b) The definitive Normal Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Normal Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                  (c) The Stripped Units Certificates (including the form of Purchase Contracts forming part of the Stripped Units evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange or the quotation system on which the Stripped Units may be listed or quoted for trading or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Stripped Units Certificates, as evidenced by their execution of the Stripped Units Certificates.

                  (d) The definitive Stripped Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Stripped Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                  (e) Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

                  "For inclusion in Global CertificateS only -- THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, 49th Floor, New York, New York 10041-0099) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

                  Section 2.2 Form of Agent's Certificate of Authentication.

                  (a) The form of the Agent's certificate of authentication of the Normal Units shall be in substantially the form set forth on the form of the Normal Units Certificates.

                  (b) The form of the Agent's certificate of authentication of the Stripped Units shall be in substantially the form set forth on the form of the Stripped Units Certificates.

                                    ARTICLE 3
                                    THE UNITS

Section 3.1       Title and Terms; Denominations.

                  (a) The aggregate number of Normal Units initially evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 7,000,000 (or 8,050,000 if the underwriters' over-allotment option granted pursuant to the Underwriting Agreement is exercised in full), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.10, 3.13, 3.14, 5.9, 5.10 or 8.5.

                  (b) The Certificates shall be issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof.

                  Section 3.2 Rights and Obligations Evidenced by the Certificates.

                  (a) Each Normal Units Certificate shall evidence the number of Normal Units specified therein, with each such Normal Unit representing the ownership by the Holder thereof of a beneficial interest in a Note or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject to the Pledge of such Note or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement and the Indenture, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Normal Unit shall pledge, pursuant to the Pledge Agreement and the Indenture, the Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forming a part of such Normal Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Note or such Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the Common Stock of the Company. Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Normal Units Certificates to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as stockholders of the Company.

                  (b) Each Stripped Units Certificate shall evidence the number of Stripped Units specified therein, with each such Stripped Unit representing the ownership by the Holder thereof of a 1/20 or 5.0% undivided beneficial interest in a Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such interest in such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Stripped Units Certificates to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as stockholders of the Company.

                  Section 3.3 Execution, Authentication, Delivery and Dating.

                  (a) Subject to the provisions of Sections 3.13 and 3.14, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

                  (b) The Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent. The signature of any of these officers on the Certificates may be manual or facsimile.

                  (c) Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                  (d) No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized officer of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

                  (e) Each Certificate shall be dated the date of its authentication.

                  (f) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

                  Section 3.4 Temporary Certificates.

                  (a) Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Normal Units or Stripped Units, as the case may be, are listed, or as may, consistent herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

                  (b) If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Normal Units or Stripped Units, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Normal Units or Stripped Units, as the case may be, evidenced thereby as definitive Certificates.

                  Section 3.5 Registration; Registration of Transfer and
Exchange.

                  (a) The Agent shall keep at the Corporate Trust Office a register (the "Normal Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Normal Units Certificates and of transfers of Normal Units Certificates (the Agent, in such capacity, the "Normal Units Registrar") and a register (the "Stripped Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of the Stripped Units Certificates and transfers of Stripped Units Certificates (the Agent, in such capacity, the "Stripped Units Registrar").

                  (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of like tenor and denominations, and evidencing a like number of Normal Units or Stripped Units, as the case may be.

                  (c) At the option of the Holder, Certificates may be exchanged for other Certificates, of like tenor and denominations and evidencing a like number of Normal Units or Stripped Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

                  (d) All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Normal Units or Stripped Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Normal Units or Stripped Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

                  (e) Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

                  (f) No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.4, 3.6, 3.9 and 8.5 not involving any transfer.

                  (g) Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall,

                           (i) if the Stock Purchase Date has occurred, deliver
                  the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate,

                           (ii) in the case of Normal Units, if a Termination
                  Event shall have occurred prior to the Stock Purchase Date, transfer the Notes or the Applicable Ownership Interest in the Treasury Portfolio, as applicable, relating to such Normal Units, or

                           (iii) in the case of Stripped Units, if a Termination
                  Event shall have occurred prior to the Stock Purchase Date, transfer the Treasury Securities relating to such Stripped Units, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V.

                  Section 3.6 Book-Entry Interests.

                  The Certificates, on original issuance, will be issued in the form of one or more, fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. Such Global Certificate shall initially be registered in the applicable Register in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.9. The Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

                  (a) the provisions of this Section 3.6 shall be in full force and effect;

                  (b) the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including receiving approvals, votes or consents hereunder) as the Holder of the Units and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

                  (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and

                  (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book-entry transfers among Clearing Agency Participants.

                  Section 3.7 Notices to Holders.

                  Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

                  Section 3.8 Appointment of Successor Clearing Agency.

                  If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Units.

                  Section 3.9 Definitive Certificates.

                  If:

                           (i) a Clearing Agency elects to discontinue its
                  services as securities depositary with respect to the Units and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 3.8,

                           (ii) the Company elects to terminate the book-entry
                  system through the Clearing Agency with respect to the Units, or

                           (iii) there shall have occurred and be continuing a
                  default by the Company in respect of its obligations under one or more Purchase Contracts,

         then upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Units by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company and the Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

                  Section 3.10 Mutilated, Destroyed, Lost and Stolen
Certificates.

                  (a) If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  (b) If there shall be delivered to the Company and the Agent
         (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  (c) Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Stock Purchase Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate, or (ii) if a Termination Event shall have occurred prior to the Stock Purchase Date, transfer the Notes, the Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V.

                  (d) Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

                  (e) Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

                  (f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  Section 3.11 Persons Deemed Owners.

                  (a) Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered as the owner of the Units evidenced thereby, for the purpose of receiving interest payments on the Notes, performance of the Purchase Contracts and for all other purposes whatsoever (subject to Section 4.1(a)), whether or not any such payments shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

                  (b) Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate. None of the Company, the Agent, or any agent of the Company or the Agent, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  Section 3.12 Cancellation.

                  (a) All Certificates surrendered (i) for delivery of shares of Common Stock on or after any Settlement Date; (ii) upon the transfer of Notes, Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event; or (iii) upon the registration of a transfer or exchange of a Unit shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall be disposed of by the Agent in accordance with its customary procedures.

                  (b) If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent cancelled or for cancellation.

                  Section 3.13 Collateral Substitution and the Establishment of Stripped Units.

                  (a) Except as otherwise provided in this Section 3.13, a Holder of Normal Units shall have the right to substitute Treasury Securities for the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, securing such Holder's obligations under the Purchase Contracts comprising a part of such Normal Units (a "Collateral Substitution"), by (i) Transfer to the Collateral Agent of Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Normal Units and
         (ii) delivery of such Normal Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit D hereto, to the Agent stating that such Holder has Transferred Treasury Securities to the Collateral Agent pursuant to this Section 3.13 (stating the principal amount and the CUSIP numbers of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, related to such Normal Units, whereupon the Purchase Contract Agent shall promptly give such instruction in writing to the Collateral Agent substantially in the form provided in Exhibit C. Notwithstanding the foregoing, a Holder may not substitute Treasury Securities for Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio pursuant to this Section 3.13 after 10:00 a.m. (New York City time): (i) on the fourth Business Day immediately preceding the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date; (ii) on the fourth Business Day immediately preceding the first day of the Subsequent Remarketing Period ending on June 16, 2005 or July 14, 2005 until the Business Day immediately following such Remarketing Period; and (iii) on the tenth Business Day immediately preceding the Stock Purchase Date. Upon receipt of Treasury Securities from a Holder of Normal Units and the related written instruction from the Purchase Contract Agent, in accordance with the terms of the Pledge Agreement, the Collateral Agent shall release the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and shall promptly Transfer such Pledged Notes, or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, free and clear of any lien, pledge or security interest created under the Pledge Agreement, to the Purchase Contract Agent, and upon receipt thereof the Agent shall promptly:

                           (i) cancel the related Normal Units;

                           (ii) transfer the Pledged Notes, or Pledged
                  Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to the Holder; and

                           (iii) authenticate, execute on behalf of such Holder
                  and deliver to such Holder a Stripped Units Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Normal Units.

                  (b) Holders who elect to separate Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from the related Purchase Contracts and to substitute Treasury Securities for such Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                  (c) Holders may make Collateral Substitutions (i) if Treasury Securities are being substituted for Pledged Notes, only in integral multiples of 20 Normal Units, or (ii) if the Collateral Substitutions occur after the Initial Remarketing Date (if such remarketing is successful), or any Subsequent Remarketing Date (if such remarketing is successful), or a Tax Event Redemption, as the case may be, only in integral multiples of Normal Units such that the Treasury Securities to be deposited and the Applicable Ownership Interest in the Treasury Portfolio to be released are in integral multiples of $1,000.

                  (d) In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Normal Units or fails to deliver a Normal Units Certificate to the Agent after depositing Treasury Securities with the Collateral Agent, the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, constituting a part of such Normal Units, and any distributions on such Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Normal Units are so transferred or the Normal Units Certificate is so delivered, as the case may be, or, with respect to a Normal Units Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Normal Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

                  (e) Except as provided in this Section 3.13, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Unit in respect of the Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Normal Unit may be acquired, and may be transferred and exchanged, only as a Normal Unit.

                  (f) The Holders' right to create Stripped Units as set forth in this Section and the limit of the preceding sentence shall in no way limit the ability of the Agent, the Collateral Agent, the Securities Intermediary or the Remarketing Agent to substitute the Treasury Portfolio for the Notes then comprising a part of Normal Units upon a successful remarketing.

                  Section 3.14 Reestablishment of Normal Units.

                  (a) Except as otherwise provided in this Section 3.14, a Holder of Stripped Units shall have the right to reestablish Normal Units by (x) transferring to the Collateral Agent Notes or Applicable Ownership Interest (as defined in clause (A) of the definition of such term) in the Treasury Portfolio, as the case may be, then comprising such number of Normal Units as is equal to such Stripped Units and (y) delivering such Stripped Units, accompanied by a notice, substantially in the form of Exhibit D hereto, to the Agent stating that such Holder has transferred Notes or Applicable Ownership Interests in the Treasury Portfolio to the Collateral Agent pursuant to this Section 3.14 and requesting that the Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Stripped Units, whereupon the Agent shall give such instruction to the Collateral Agent substantially in the form provided in Exhibit C; provided, however, that if a Tax Event Redemption or a successful Remarketing has occurred and the Treasury Portfolio has become a component of the Normal Units, Holders of Stripped Units may make such substitution only in integral multiples of Stripped Units such that the Applicable Ownership Interest in the Treasury Portfolio to be deposited and the Treasury Securities to be released are in integral multiples of $1,000, at any time on or prior to the Business Day immediately preceding the Stock Purchase Date. Notwithstanding the foregoing, a Holder of Stripped Units shall not have the right to reestablish Normal Units pursuant to this Section 3.14 after 10:00 a.m. (New York City time): (i) on the fourth Business Day immediately preceding the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date; (ii) on the fourth Business Day immediately preceding the first day of the Subsequent Remarketing Period beginning on June 16, 2005 or July 14, 2005 until the Business Day immediately following such Remarketing Period; and (iii) on the tenth Business Day immediately preceding the Stock Purchase Date. Upon receipt of the Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from such Holder and the instruction from the Agent, the Collateral Agent, in accordance with the terms of the Pledge Agreement, shall release the Pledged Treasury Securities and shall promptly Transfer such Pledged Treasury Securities, free and clear of any lien, pledge or security interest created under the Pledge Agreement to the Agent, and upon receipt thereof, the Agent shall promptly:

                           (i) cancel the related Stripped Units;

                           (ii) transfer the Pledged Treasury Securities to the
                  Holder; and

                           (iii) authenticate, execute on behalf of such Holder
                  and deliver a Normal Units Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Stripped Units.

                  (b) Holders of Stripped Units who reestablish Normal Units shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                  (c) Holders of Stripped Units may reestablish Normal Units (i) only in integral multiples of 20 Stripped Units for 20 Normal Units or
         (ii) if the reestablishment occurs after the Initial Remarketing Date (if such remarketing is successful) or any Subsequent Remarketing Date (if such remarketing is successful), or after a Tax Event Redemption, only in integral multiples of Stripped Units such that the Applicable Ownership Interest in the Treasury Portfolio to be deposited and the Treasury Securities to be released are in integral multiples of $1,000.

                  (d) In the event a Holder who reestablishes Normal Units pursuant to this Section 3.14 fails to effect a book-entry transfer of the Stripped Units or fails to deliver a Stripped Units Certificate to the Agent after depositing Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, with the Collateral Agent, the Treasury Securities constituting a part of such Stripped Units, and any distributions on such Treasury Securities shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Stripped Units are so transferred or the Stripped Units Certificate is so delivered, as the case may be, or, with respect to a Stripped Units Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Stripped Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

                  (e) Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Stripped Unit remains in effect, such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Treasury Securities and Purchase Contract comprising such Stripped Unit may be acquired, and may be transferred and exchanged, only as a Stripped Unit. The Holders' right to reestablish Normal Units as set forth in this Section and the limit of the preceding sentence shall in no way limit the ability of the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or the Remarketing Agent to substitute the Treasury Portfolio for the Notes then comprising a part of Normal Units upon a successful remarketing (other than the Notes of Holders of Normal Units that have elected not to participate in the remarketing).

                  Section 3.15 Transfer of Collateral upon Occurrence of Termination Event.

                  Upon the occurrence of a Termination Event and the transfer to the Agent of the Notes, the Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Normal Units and the Stripped Units, respectively, pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Notes, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Normal Units Register or the Stripped Units Register, as the case may be. Upon book-entry transfer of the Normal Units or Stripped Units or delivery of a Normal Units Certificate or Stripped Units Certificate to the Agent with such transfer instructions, the Agent shall Transfer the Notes, Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Normal Units or Stripped Units, respectively, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Normal Units or Stripped Units fails to effect such transfer or delivery, the Notes, Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Normal Units or Stripped Units, respectively, and any distributions thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until the earlier of (1) such Normal Units or Stripped Units are transferred or the Normal Units Certificate or Stripped Units Certificate is surrendered or such Holder provides satisfactory evidence that such Normal Units Certificate or Stripped Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company and (2) the expiration of the time specified in applicable abandoned property laws.

                  Section 3.16 No Consent to Assumption.

                  Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, any receiver, liquidator or person or entity performing similar functions or its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

                                    ARTICLE 4
                                    THE NOTES

                  Section 4.1 Payment of Interest; Rights to Interest Payments Preserved; Notice.

                  (a) A payment on any Note or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, which is paid on any Payment Date subject to receipt thereof by the Agent from, as applicable, the Trustee or the Collateral Agent (if the Collateral Agent is the registered owner thereof) as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Normal Units Certificate (or one or more Predecessor Normal Units Certificates) of which such Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, is a part is registered at the close of business on the Record Date for such Payment Date.

                  (b) Each Normal Units Certificate evidencing Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Normal Units Certificate shall carry the rights to interest accrued and unpaid, which were carried by the Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such other Normal Units Certificate.

                  (c) In the case of any Normal Unit with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, Merger Early Settlement of the underlying Purchase Contract is effected on a Merger Early Settlement Date, Cash Settlement is effected on the seventh Business Day preceding the Stock Purchase Date, or a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, payments on the Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such Normal Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, Merger Early Settlement, Cash Settlement or Collateral Substitution, as the case may be, and such payments shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Normal Units Certificate (or one or more Predecessor Normal Unit Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Normal Unit with respect to which Early Settlement, Merger Early Settlement or Cash Settlement of the underlying Purchase Contract is effected, or with respect to which a Collateral Substitution has been effected, payments on the related Notes or payments on the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that would otherwise be payable after the applicable Settlement Date or after such Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Normal Unit; provided, that to the extent that such Holder continues to hold the Separate Notes that formerly comprised a part of such Holder's Normal Units, such Holder shall be entitled to receive the payments on such Separate Notes.

                  Section 4.2 Notice and Voting.

                  Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Normal Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes underlying their Normal Units and
(c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Normal Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Unit, the Agent shall abstain from voting the Pledged Note underlying such Normal Unit. The Company hereby agrees, if applicable, to solicit Holders of Normal Units to timely instruct the Agent in order to enable the Agent to vote such Pledged Notes.

                  Section 4.3 Tax Event Redemption.

                  (a) Upon the occurrence of a Tax Event Redemption prior to the successful remarketing of Notes, the Company may elect to instruct in writing the Collateral Agent to apply, and upon such written instruction, the Collateral Agent, pursuant to the Pledge Agreement, shall apply, out of the aggregate Redemption Price for all outstanding Notes, an amount equal to the aggregate Tax Event Redemption Principal Amount for such Notes that are components of Normal Units to purchase on behalf of the Holders of Normal Units the applicable Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Normal Units. The Treasury Portfolio will be substituted for the Pledged Notes, and will be pledged to the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Normal Unit to purchase the Common Stock under the Purchase Contract constituting a part of such Normal Unit. Following the occurrence of a Tax Event Redemption prior to a successful remarketing of the Notes, the Holders of Normal Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Normal Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Articles II, III, IV, V and VI of the Pledge Agreement, and any reference herein or in the Certificates to the Note shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Normal Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

                  (b) The Company shall cause notice of any Tax Event Redemption to be mailed, at least 30 calendar days but not more than 60 calendar days before such Tax Event Redemption Date, to each Holder of Notes to be redeemed at its registered address.

                  (c) Upon the occurrence of a Tax Event Redemption after the successful remarketing of the Notes, the Redemption Price will be payable in cash to the holders of the Notes.

                                   ARTICLE 5
                     THE PURCHASE CONTRACTS; THE REMARKETING


                  Section 5.1 Purchase of Shares of Common Stock.

                  (a) Each Purchase Contract shall, unless an Early Settlement has occurred in accordance with Section 5.9, or a Merger Early Settlement has occurred in accordance with Section 5.10, obligate the Holder of the related Unit to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $50 (the "Purchase Price"), a number of issued shares of Common Stock equal to the Settlement Rate unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event with respect to the Unit of which such Purchase Contract is a part. The "Settlement Rate" is equal to,

                           (i) if the Applicable Market Value is greater than or
                  equal to $21.55 (the "Threshold Appreciation Price"), 2.3202 shares of Common Stock per Purchase Contract,

                           (ii) if the Applicable Market Value is less than the
                  Threshold Appreciation Price, but is greater than $17.65, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount of the related Unit divided by the Applicable Market Value, and

                           (iii) if the Applicable Market Value is equal to or
                  less than $17.65, 2.8329 shares of Common Stock per Purchase Contract,

in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

                  (b) No fractional shares of Common Stock will be issued by the Company on the Stock Purchase Date. In lieu of fractional shares, the Holder will be entitled to receive an amount in cash as provided in
         Section 5.12.

                  (c) The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price per share) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
         (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  (d) Each Holder of a Unit, by its acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions hereof and thereof, covenants and agrees to perform its obligations under such Purchase Contracts, and consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Notes, Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Unit under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a Unit, by its acceptance thereof, further covenants and agrees, to the remarketing of the Note included in its Normal Unit, if applicable, pursuant to the remarketing provisions set forth herein and in the Remarketing Agreement that, to the extent and in the manner provided in Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Notes, Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and agrees to (i) treat its acquisition of each Normal Unit as the acquisition of the Note and Purchase Contract constituting the Normal Unit and (ii) treat itself as the owner for all tax purposes of the related Notes, Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be.

                  (e) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) under the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement, and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  Section 5.2 Reserved.

                  Section 5.3 Reserved.

                  Section 5.4 Payment of Purchase Price; Remarketing.

                  (a) (i) Unless a Tax Event Redemption, successful remarketing, Termination Event, Merger Early Settlement or Early Settlement has occurred, each Holder of a Normal Unit may pay in Cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to a Purchase Contract if such Holder notifies the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to make a Cash Settlement. Such notice must be made on or prior to 10:00 a.m. (New York City time) on the tenth Business Day immediately preceding the Stock Purchase Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

                           (ii) A Holder of a Normal Unit who has so notified
                  the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 10:00 a.m. (New York City time) on the seventh Business Day immediately preceding the Stock Purchase Date in Cash by certified or cashiers' check or wire transfer, in each case, in immediately available funds payable to or upon the order of the Collateral Agent for deposit into the Collateral Account. Any such Cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and such Cash paid to the Company on the Stock Purchase Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments, will be distributed to the Agent when received for payment to the Holder. If such Holder fails to deliver the required Cash, the Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the remarketing as described in paragraph (iv) below.

                           (iii) If a Holder of a Normal Units fails to notify
                  the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, the Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the remarketing as described in paragraph
                  (b) below.

                           (iv) If a Holder of a Normal Unit does notify the
                  Agent as provided in paragraph (a)(i) above of its intention to pay the Purchase Price in Cash, but fails to make such payment as required by paragraph (a)(ii) above, the Holder of such Notes of such a Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the remarketing as described in paragraph (b) below.

                  (b) (i) The Company shall engage a nationally recognized investment bank (the "Remarketing Agent") pursuant to a Remarketing Agreement to be entered into between the Company and the Remarketing Agent to sell the Notes of Holders of Normal Units, other than Holders that have elected not to participate in the remarketing pursuant to the procedures set forth in clause (v) below, and holders of Separate Notes that have elected to participate in the remarketing pursuant to the procedures set forth in clause (vi) below, in Section 4.5(f) of the Pledge Agreement and in Section 8.1(m) of the First Supplemental Indenture. On or before the seventh Business Day prior to each of the Initial Remarketing Date and the first day of any Subsequent Remarketing Period, as the case may be, the Company shall give Holders of Normal Units and holders of Separate Notes notice of the remarketing (the "Remarketing Notice") (the form of which notice to be provided by the Company and to designate an individual at the Company whom Holders may contact for information regarding the remarketing) in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal, that includes the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such Treasury security or securities) described in clause (v) below, that must be delivered by Holders of Normal Units that elect not to participate in the remarketing pursuant to clause (v) below, no later than 10:00 a.m. (New York City time) on the fourth Business Day preceding each of the Initial Remarketing Date or the first day of any Subsequent Remarketing Period, as the case may be. Not later than 15 nor more than 30 calendar days prior to each of the Initial Remarketing Date and the first day of any Subsequent Remarketing Period, the Company shall request the Clearing Agency (or any successor Clearing Agency), to notify its Beneficial Owners or Depositary Participants holding Normal Units or Separate Notes of the impending remarketing. The Agent shall notify, by 10:00 a.m. (New York City time) on the third Business Day preceding each of the Initial Remarketing Date or the first day of any Subsequent Remarketing Period, as the case may be, the Remarketing Agent and the Collateral Agent of the aggregate number of Notes of Normal Unit Holders to be remarketed. The Collateral Agent will notify by 10:00 a.m. (New York City time) on the third Business Day immediately preceding each of the Initial Remarketing Date or the first day of any Subsequent Remarketing Period, as the case may be, the Remarketing Agent of the aggregate number of Separate Notes to be remarketed. Upon receipt of such notice from the Agent, the Remarketing Agent will on the Initial Remarketing Date or a Subsequent Remarketing Date (other than a Subsequent Remarketing Date that occurs on the third Business Day prior to the Stock Purchase Date), as the case may be, use its reasonable best efforts to (i) establish a rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the Notes (assuming, even if not true, that all of the Notes are included in the remarketing), enable the then current aggregate market value of the Notes to have a value equal to 100.25% of the Remarketing Value (assuming for the purpose of this calculation, even if not true, that all of the Notes are included in the remarketing), as of the Remarketing Date, provided that in no event shall the Reset Rate be less than the initial rate borne by the Notes and will not exceed the maximum rate permitted by state usury laws and other applicable laws (such rate and the rate specified in Section 5.4(b)(iii), the "Reset Rate"), and (ii) sell such Notes on such date at a price equal to at least 100.25% of the Remarketing Value. In the case of a successful remarketing prior to the third Business Day prior to the Stock Purchase Date, the Remarketing Agent will use the proceeds from a successful remarketing to purchase in open market transactions or at Treasury auction the appropriate U.S. Treasury securities (the "Agent-purchased Treasury Consideration") with the CUSIP numbers, if any, selected by the Remarketing Agent, described in clauses (b)(1) and (b)(2) of the definition of Remarketing Value related to the Notes of Holders of Normal Units that were remarketed. On or prior to the third Business Day following the Initial Remarketing Date or a Subsequent Remarketing Date (other than a Subsequent Remarketing Period that occurs on the third Business Day prior to the Stock Purchase Date), as the case may be, the Remarketing Agent shall deliver such Agent-purchased Treasury Consideration to the Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such Agent-purchased Treasury Consideration, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts. In the case of a successful remarketing on the third Business Day prior to the Stock Purchase Date, the Remarketing Agent will cause the Cash Proceeds from such successful remarketing to be remitted, along with notification thereof, to the Agent for the benefit of the Holders of such remarketed Notes, which shall thereupon deliver such Cash Proceeds to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such Cash Proceeds, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts. In connection with any successful remarketing, the Remarketing Agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds from the remarketing (the "Remarketing Fee"). The Remarketing Agent will remit (1) the portion of the proceeds from the remarketing attributable to the Separate Notes to the holders of Separate Notes that were remarketed and (2) the remaining portion of the proceeds, in each case, less those proceeds used to purchase the Agent-purchased Treasury Consideration to the Holders of the Normal Units that were remarketed, all determined on a pro rata basis, in each case, on or prior to the third Business Day immediately following the Initial Remarketing Date or a Subsequent Remarketing Date, as the case may be. Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If such successful remarketing is consummated after 4:30 p.m. (New York City time) on such Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the applications of the proceeds specified above to occur on such Remarketing Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day.

                           (ii) If, despite its reasonable best efforts, the
                  Remarketing Agent cannot establish a Reset Rate on the Initial Remarketing Date so as to allow the Remarketing Agent to remarket the Notes offered for remarketing on such date at a price equal to 100.25% of the Remarketing Value, the Remarketing Agent will attempt to establish a Reset Rate meeting these requirements on each of the three Business Day periods immediately preceding each of June 16, 2005 and July 14, 2005 and on the three Business Day period ending on and including the third Business Day immediately preceding August 16, 2005 (each a "Subsequent Remarketing Period"). If the Remarketing Agent cannot remarket the Notes included in the remarketing on the Initial Remarketing Date or during any Subsequent Remarketing Period at a price equal to at least 100.25% of the Remarketing Value or the Remarketing Agent has determined that the remarketing may not be commenced or consummated pursuant to applicable law, the remarketing will be deemed to have failed (each, a "Terminated Remarketing Period"). If, in spite of using its reasonable best efforts, the Remarketing Agent fails to remarket the Notes underlying the Normal Units at least 100.25% of the Remarketing Value in accordance with the terms of the Pledge Agreement by 4:00 p.m. (New York City time) on the third Business Day immediately preceding the Stock Purchase Date or the Remarketing Agent has determined that the remarketing may not be commenced or consummated pursuant to applicable law, the remarketing will be deemed to have failed, the "Last Failed Remarketing" will be deemed to have occurred.

                           (iii) In the event of a Last Failed Remarketing and
                  the Notes have not been earlier redeemed pursuant to a Tax Event Redemption, the Remarketing Agent shall determine the Reset Rate that shall apply to the Notes according to the following method, provided that in no event shall the Reset Rate be less than the initial rate borne by the Notes and will not exceed the maximum rate permitted by state usury and other applicable laws. In such event, the Remarketing Agent will take the average of the interest rates quoted to it by three nationally recognized investment banks selected by the Company, which are underwriters or dealers in debt securities similar to the Notes, that in their judgment reflects an accurate market rate of interest applicable to the Notes at that time such that they would, after such resetting, trade at par. Following receipt of these quotes, the Remarketing Agent will have the right, in its sole judgment, to either recalculate the average based on only two of the quoted interest rates if one of the three quotes, in the Remarketing Agent's sole discretion, did not reflect market conditions or, alternatively, determine a consensus among the investment banks rather than a strict mathematical average by taking into account all relevant qualitative and quantitative factors. These factors may include, but shall not limited to, maturity of the Notes, the credit rating and credit risk of the Company and companies of similar industries, the then yield to maturity of the Notes and the state of the markets for primary and secondary sales of similar debt securities.

                                    If a Terminated Remarketing Period occurs,
                  the Remarketing Agent will, pursuant to the Remarketing Agreement, promptly advise the Trustee, the Agent, the Collateral Agent, the Company and the Depositary that a Terminated Remarketing Period has occurred. The Company will cause a notice of any Terminated Remarketing Period, the Last Failed Remarketing and the Reset Rate to be published not later than the fourth Business Day following the Initial Remarketing Date or a Subsequent Remarketing Date and the date of the Last Failed Remarketing, as the case may be, in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will also release this information by means of Bloomberg and Reuters newswire or, if not available, by similar means.

                           (iv) With respect to any Notes which constitute part
                  of Normal Units which are subject to the Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and Section 5.4(e) below, may, among other things, foreclose on and retain such Notes for the benefit of the Company and permit the Company to cause the Notes to be sold or to retain and cancel such Notes, in either case, in full satisfaction of such Holders' obligations under the Purchase Contracts; provided, that if upon the Last Failed Remarketing, the Collateral Agent delivers the Notes to the Company in full satisfaction of the Holder's obligation under the Purchase Contract, any accrued and unpaid interest on such Notes will become payable by the Company to the Agent for payment to the Holder of the Normal Units to which such Notes relate. Such payment will be made by the Company on or prior to 5:00 p.m. (New York City time) on the Stock Purchase Date in Cash by certified or cashier's check or wire transfer in immediately available funds payable to or upon the order of the Agent.

                           (v) A Holder of Normal Units may elect not to
                  participate in the remarketing and retain the Notes underlying such Units by (A) delivering written notice to the Agent, substantially in the form of Exhibit D hereto (including the CUSIP number and/or the principal terms of such security or securities), stating that the Holder has Transferred the specific U.S. Treasury security or securities identified by the Agent that constitute the U.S. Treasury securities described in clauses (a) and (b) of the definition of Remarketing Value relating to the retained Notes (the "Opt-out Treasury Consideration") to the Agent and (B) delivering such Opt-out Treasury Consideration to the Agent, provided that such Holder may not make this election after 10:00 a.m. (New York City time) on: (i) the fourth Business Day immediately preceding the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date; (ii) the fourth Business Day immediately preceding the first day of the Subsequent Remarketing Period ending June 16, 2005 or July 14, 2005 until the Business Day immediately following such Remarketing Period; or (iii) on the tenth Business Day immediately preceding the Stock Purchase Date, as the case may be. Upon receipt thereof by the Agent, the Agent shall deliver such Opt-out Treasury Consideration to the Collateral Agent. The Collateral Agent will hold Opt-out Treasury Consideration in an account separate from the Collateral Account. On the Remarketing Settlement Date, the Collateral Agent, for the benefit of the Company shall thereupon transfer to the Collateral Account such Opt-out Treasury Consideration to secure such Normal Units Holder's obligations under their applicable Purchase Contract constituting a part of the Holder's Normal Units, in substitution for the Pledged Notes and to fund the quarterly interest payment due to such Holders on the Stock Purchase Date and deliver the applicable Notes to these Holders. On the first Business Day, immediately following a Terminated Remarketing Period, the Collateral Agent will Transfer the Opt-out Treasury Consideration to the Agent and the Agent will transfer promptly such Opt-out Treasury Consideration to the appropriate Holders. A Holder that does not so deliver the Opt-out Treasury Consideration pursuant to this clause (v) shall be deemed to have elected to participate in the remarketing.

                           (vi) Pursuant to the Indenture, a Holder of Separate
                  Note(s) may elect to participate in the remarketing by delivering its Separate Notes along with notice of its election, substantially in the form of Exhibit B of the First Supplemental Indenture, to the Collateral Agent at any time, provided that such Holder may not make such election after 10:00 a.m. (New York City time) on (i) the fourth Business Day immediately preceding the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date; (ii) the fourth Business Day immediately preceding the first day of the Subsequent Remarketing Period ending June 16, 2005 or July 14, 2005 until the Business Day immediately following such Remarketing Period; or (iii) on the tenth Business Day immediately preceding the Stock Purchase Date. The Collateral Agent will hold these Notes in an account separate from the Collateral Account pursuant to the Pledge Agreement. Holders of Separate Notes that have elected previously to have their Separate Notes remarketed will have the right to withdraw that election prior to 10:00 a.m. (New York City time) on (i) the fourth Business Day immediately preceding the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date; (ii) the fourth Business Day immediately preceding the first day of the Subsequent Remarketing Period ending June 16, 2005 or July 14, 2005 until the Business Day immediately following such Remarketing Period; or (iii) on the tenth Business Day immediately preceding the Stock Purchase Date. Within three Business Days following (A) the applicable Remarketing Date, if the remarketing was successful, the Remarketing Agent will notify the Collateral Agent of the successful remarketing and request that the Separate Notes be delivered to the purchasers thereof on the Remarketing Settlement Date, and (B) either a Terminated Remarketing Period or a Last Failed Remarketing, the Collateral Agent will return the Separate Notes to their Holders.

                  (c) Upon the maturity of the Pledged Treasury Securities underlying the Stripped Units and the Pledged Applicable Ownership Interest in the Treasury Portfolio, underlying the Normal Units, the Collateral Agent shall invest the Proceeds promptly in Permitted Investments and pay to the Company, on the Stock Purchase Date, an amount equal to the aggregate Purchase Price applicable to such Units, as payment for the Common Stock issuable upon settlement thereof without receiving any instructions from the Holders of such Units. Any such Proceeds received by the Collateral Agent in excess of the Purchase Price and any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Agent when received for payment to the Holders and the Agent shall promptly cause such excess proceeds to be distributed on a pro rata basis to such Holders.

                  (d) Any distribution to Holders of excess funds and interest described in Section 5.4(b) and (c) above shall be payable at the office of the Agent in The City of New York maintained for that purpose or, at the option of the Holder or the holder of Separate Notes, as applicable, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register or by wire transfer to an account specified by the Holder or the holder of Separate Notes, as applicable.

                  (e) The obligations of each Holder to pay the Purchase Price are non-recourse obligations and except to the extent paid by Early Settlement, Merger Early Settlement or Cash Settlement, are payable solely out of the Proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between such payments and the Purchase Price.

                  (f) Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related Unit unless the Company shall have received payment in full for the shares of Common Stock to be purchased thereunder by such Holder in the manner herein set forth.

                  (g) Pursuant to the Indenture and this Article, in the event of a successful remarketing, the interest rate on all of the outstanding Notes (whether or not included in the remarketing) shall be adjusted to the Reset Rate and, in the event of a Last Failed Remarketing, the interest rate on all Separate Notes shall be adjusted to the Reset Rate as set forth in Section 5.4(b)(iii).

                  Section 5.5 Issuance of Shares of Common Stock.

                  Unless a Termination Event shall have occurred on or prior to the Stock Purchase Date, or an Early Settlement or a Merger Early Settlement shall have occurred, on the Stock Purchase Date, upon its receipt of payment for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article and subject to Section 5.6, the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing the newly issued shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Stock Purchase Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Stock Purchase Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article V together with cash in lieu of fractional shares as provided in Section 5.12 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares of Common Stock shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of such Certificate or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

                  Section 5.6 Adjustment of Settlement Rate.

                  (a) Adjustments for Dividends, Distributions, Stock Splits,
Etc.

         (1) Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at the time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any share certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) Stock Purchase Rights. In case the Company shall issue rights, options or warrants, other than pursuant to any dividend reinvestment plan or share purchase plan, to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or share purchase plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any share certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (3) Stock Splits; Reverse Splits. In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

         (4) Debt or Asset Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in paragraph (5) of this Section, or distribution referred to in paragraph (1) of this Section), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

         (5) Spin-Off. In the case of a Spin-Off, the Settlement Rate as in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution shall be increased by multiplying the Settlement Rate by a fraction, the numerator of which is the Current Market Price per share of the Common Stock plus the Fair Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which is the Current Market Price per share of the Common Stock. Any adjustment to the Settlement Rate under this paragraph (5) will occur at the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-Off and (2) the date of the securities being offered in the initial public offering of the Spin-Off, if that initial public offering is effected simultaneously with the Spin-Off.

         (6) Cash Distributions. In case the Company shall, (i) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 5.6(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (ii) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(6) or paragraph (7) of this Section has been made and (iii) the aggregate of any cash plus the fair market value as of the date of the expiration of the tender or exchange offer referred to below (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (i) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (i), (ii) and (iii) above and (y) the number of shares of Common Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

         (7) Tender Offers. In case (i) a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) that combined together with (ii) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (6) of this Section or this paragraph
(7) has been made and (iii) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (6) of this Section or this paragraph (7) has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction
(A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (i), (ii) and (iii) above (assuming in the case of clause (i) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the Common Stock as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

         (8) Reclassification. The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.6(b) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

         (9) "Current Market Price." The "Current Market Price" of the Common Stock means (a) on any day the average of the Sales Prices for the 5 consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the "ex date" with respect to the issuance or distribution requiring computation, (b) in the case of any Spin-Off that is effected simultaneously with and Initial Public Offering of the securities being distributed in the Spin-Off, the Sale Price of the Common Stock on the Trading Day on which the initial public offering price of the securities being distributed in the Spin-Off is determined, and (c) in the case of any other Spin-Off, the average of the Sale Prices of the Common Stock over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (10) Calculation of Adjustments. All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/20,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.6(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (i), (ii) or (iii) of the definition of Settlement Rate in Section 5.1(a) will apply on the Stock Purchase Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction, the numerator of which shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.6(a) and the denominator of which shall be the Settlement Rate immediately before such adjustment; provided, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.6(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

         (11) Increase of Settlement Rate. The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                  (b) Adjustment for Consolidation, Merger or Other Reorganization Event.

                  (1) In the event of:

                           (i) any consolidation or merger of the Company with
                  or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation),

                           (ii) any sale, transfer, lease or conveyance to
                  another Person of the property of the Company as an entirety or substantially as an entirety,

                           (iii) any statutory exchange of securities of the
                  Company with another Person (other than in connection with a merger or acquisition), or

                           (iv) any liquidation, dissolution or winding up of
                  the Company other than as a result of or after the occurrence of a Termination Event

         (any such event described in clauses (i) through (iv) above, a "Reorganization Event"),

each share of Common Stock covered by each Purchase Contract forming a part of a Unit immediately prior to such Reorganization Event shall, after such Reorganization Event, be converted for purposes of the Purchase Contract into the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Stock Purchase Date) per share of Common Stock by a holder of Common Stock that
(i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). On the Stock Purchase Date, the Settlement Rate then in effect will be applied to the value on the Stock Purchase Date of such securities, cash or other property, as the case may be.

                  In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holder of each Outstanding Unit shall have the rights provided by this Section 5.6. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

                  Section 5.7 Notice of Adjustments and Certain Other Events.

                  (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                           (i) forthwith compute the Settlement Rate and the
                  Applicable Market Value in accordance with Section 5.6 and prepare and transmit to the Agent an Officer's Certificate setting forth the Settlement Rate and the Applicable Market Value, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                           (ii) as soon as practicable following the occurrence
                  of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate and the Applicable Market Value was determined and setting forth the adjusted Settlement Rate and the Applicable Market Value.

                  (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of the Settlement Rate and the Applicable Market Value, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

                  Section 5.8 Termination Event; Notice.

                  The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Normal Units shall thereafter represent the right to receive the Pledged Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forming a part of such Normal Units, and the Stripped Units shall thereafter represent the right to receive the Pledged Treasury Securities forming a part of such Stripped Units, in each case in accordance with the provisions of Section
4.3 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Register.

                  Section 5.9 Early Settlement.

                  (a) Unless a Holder has effected a Merger Early Settlement or a Termination Event shall have occurred, subject to and upon compliance with the provisions of this Section 5.9, Purchase Contracts underlying Units having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof, may, at the option of the Holder thereof, be settled early ("Early Settlement") at any time, provided that Holders may not settle early after 10:00 a.m. (New York City time) (i) on the fourth Business Day immediately preceding the Initial Remarketing Date until the next Business Day immediately following such Initial Remarketing Date; (ii) on the fourth Business Day immediately preceding the first day of a Subsequent Remarketing Period ending on June 16, 2005 or July 14, 2005 until the next Business Day immediately following such Remarketing Period or (iii) after the tenth Business Day immediately preceding the Stock Purchase Date. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract, the Holder of the Certificate evidencing the related Unit shall deliver such Certificate to the Agent at the Corporate Trust Office an "Election to Settle Early" form on the reverse side of the Certificate and any other documents requested by the Agent and accompanied by payment payable to the Company in immediately available funds in an amount (the "Early Settlement Amount") equal to the product of (i) the Stated Amount of such Units multiplied by (ii) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement within the time frames specified in the preceding sentence. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Unit at or prior to 5:00 p.m. (New York City time) on a Business Day, such day shall be the "Early Settlement Date" with respect to such Unit and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Units shall be the next succeeding Business Day.

                  (b) Upon payment of the Early Settlement Amount by the Holder of the related Normal Units or Stripped Units, as the case may be, the Company shall issue, and the Holder shall be entitled to receive,
         2.3202 shares of Common Stock on account of such Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted pursuant to Section 5.6.

                  (c) No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:

                           (i) the shares of Common Stock issuable upon Early
                  Settlement of Purchase Contracts to be issued and delivered;
                  and

                           (ii) the related Pledged Notes or Pledged Applicable
                  Ownership Interest in the Treasury Portfolio, in the case of Normal Units, or the related Pledged Treasury Securities, in the case of Stripped Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Agent for delivery to the Holder thereof or the Holder's designee, pursuant to the Pledge Agreement.

                  (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Pledged Notes, Pledged Applicable Ownership Interest (as specified in clause (A) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units;

                           (i) transfer to the Holder the Pledged Notes, Pledged
                  Applicable Ownership Interest in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, forming a part of such Units pursuant to the Pledge Agreement; and

                           (ii) deliver to the Holder a certificate or
                  certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

                  (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement, the Company shall execute and the Agent shall authenticate, execute and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

                  (f) The Company agrees that, if required under U.S. Federal securities laws, it will use commercially reasonable efforts to (i) have in effect a registration statement covering the shares of our Common Stock to be delivered in respect of the Purchase Contracts being settled and (ii) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the Early Settlement pursuant to this Section 5.9.



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

                  Section 5.10 Early Settlement Upon Merger.

                  (a) In the event of a merger or consolidation of the Company of the type described in clause (1) of Section 5.6(b) in which the Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event, a "Cash Merger"), then the Company (or the successor to the Company hereunder) shall be required to offer the Holder of each Unit the right to settle the Purchase Contract underlying such Unit prior to the Stock Purchase Date ("Merger Early Settlement") as provided herein. On or before the fifth Business Day after the consummation of a Cash Merger, the Company shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Company shall also deliver a copy of such notice to the Agent and the Collateral Agent.

                  Each such notice shall contain:

                           (i) the date, which shall be 10 Business Days after
                  the date of such notice, on which the Merger Early Settlement may be effected (the "Merger Early Settlement Date");

                           (ii) the date, which shall be on or by the third
                  Business Day prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

                           (iii) the Settlement Rate that will be in effect on
                  the Merger Early Settlement Date after giving effect to such Cash Merger and the kind and amount of securities, cash and other property receivable by the Holder upon settlement of each Purchase Contract pursuant to Section 5.6(b);

                           (iv) a statement to the effect that all or a portion
                  of the Purchase Price payable by the Holder to settle the Purchase Contract will be offset against the amount of cash so receivable upon exercise of Merger Early Settlement, as applicable; and

                           (v) the instructions a Holder must follow to exercise
                  the Merger Early Settlement right.

                  (b) To exercise a Merger Early Settlement right, a Holder shall deliver to the Agent at the Corporate Trust Office on or before 5:00 p.m. (New York City time) on the third Business Day before the Merger Early Settlement Date the Certificate(s) evidencing the Units with respect to which the Merger Early Settlement right is being exercised and, if the Holder holds physical Certificates, such Holder shall deliver the Certificate(s) duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and, in each instance, accompanied by payment payable to the Company in immediately available funds in an amount equal to the Early Settlement Amount less the amount of cash that otherwise would be deliverable by the Company or its successor upon settlement of the Purchase Contract in lieu of Common Stock pursuant to Section 5.6(b) and as described in the notice to Holders (the "Merger Early Settlement Amount").

                  (c) On the Merger Early Settlement Date, if the Company has received the Merger Early Settlement Amount for the applicable number of Purchase Contracts being settled by Merger Early Settlement, the Company shall deliver or cause to be delivered (i) the net cash, securities and other property to be received by such exercising Holder, equal to the Settlement Rate as adjusted pursuant to Section 5.6, in respect of the number of Purchase Contracts for which such Merger Early Settlement right was exercised, and (ii) the related Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, in the case of Normal Units, or Pledged Treasury Securities, in the case of Stripped Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Agent for delivery to the Holder thereof or its designee pursuant to the Pledge Agreement. In the event a Merger Early Settlement right shall be exercised by a Holder in accordance with the terms hereof, all references herein to Stock Purchase Date shall be deemed to refer to such Merger Early Settlement Date.

                  (d) Upon Merger Early Settlement of any Purchase Contracts, and subject to receipt of such net cash, securities or other property from the Company and the Pledged Notes, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units, (i) transfer to the Holder the Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, forming a part of such Units, pursuant to the Pledge Agreement, and (ii) deliver to the Holder such net cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

                  (e) In the event that Merger Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Merger Early Settlement, the Company (or the successor to the Company hereunder) shall execute and the Agent shall authenticate, execute and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Merger Early Settlement was not effected.

                  Section 5.11 Charges and Taxes.

                  The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts provided, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless and until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  Section 5.12 No Fractional Shares.

                  No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Stock Purchase Date or upon Early Settlement or Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the applicable Settlement Date or upon Early Settlement or Merger Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional shares in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.12 in a timely manner.

                                   ARTICLE 6
                                    REMEDIES


                  Section 6.1 Unconditional Right of Holders to Purchase Common Stock.

                  The Holder of any Unit shall have the right, which is absolute and unconditional, to purchase Common Stock pursuant to the Purchase Contract constituting a part of such Unit and to institute suit for the enforcement of any such right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

                  Section 6.2 Restoration of Rights and Remedies.

                  If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

                  Section 6.3 Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 6.4 Delay or Omission Not Waiver.

                  No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

                  Section 6.5 Undertaking for Costs.

                  All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of distributions on any Notes on any Purchase Contract on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contract constituting part of any Unit held by such Holder.

                  Section 6.6 Waiver of Stay or Extension Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7
                                    THE AGENT

                  Section 7.1 Certain Duties, Rights and Immunities.

                  (a) (i) The Agent shall act as agent for the Holders of the Units hereunder with such powers as are specifically vested in the Agent by the terms of this Agreement, the Pledge Agreement, the Remarketing Agreement, the Notes and the Units, and any documents evidencing thereof or related thereto (the "Transaction Documents"), together with such other powers as are reasonably incidental thereto.

                           (ii) The Agent shall have no duties or
                  responsibilities except those expressly set forth in the Transaction Documents and no implied covenants or obligations shall be inferred from any Transaction Documents against the Agent, nor shall the Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof.

                           (iii) In the absence of bad faith on its part, the
                  Agent shall be entitled conclusively to rely upon (x) any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone or facsimile) furnished to the Agent and conforming to the requirement of the Transaction Document and reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), (y) the truth of the statements and the correctness of the opinions expressed therein and (z) advice and statements of legal counsel and other experts selected by the Agent; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Agent, such Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                           (iv) The Agent as to any matters not expressly
                  provided for by any Transaction Document, shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Company or the Holders in accordance with the Transaction Documents.

                           (v) The Agent shall not be responsible for any
                  recitals contained in any Transaction Document, or in any certificate or other document referred to or provided for in, or received by it under, any Transaction Document or the Units, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document (other than as against the Agent) or the Units or any other document referred to or provided for herein or therein or for any failure by the Company, any Holder or any other Person (except the Agent) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, existence, validity, perfection or maintenance of any security interest created under the Pledge Agreement, or for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

                           (vi) The Agent shall not be required to initiate or
                  conduct any litigation or collection proceedings hereunder.

                           (vii) The Agent shall not be responsible for any
                  action taken or omitted to be taken by it in good faith hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

                           (viii) The Agent shall not be required to advise any
                  party as to selling or retaining, or taking or refraining from taking any action with respect to, the Units or other rights under any Transaction Document.

                  (b) No provision of any Transaction Document shall be construed to relieve the Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, its own bad faith, or its own willful misconduct, except that:

                           (i) this paragraph (b) shall not be construed to
                  limit the effect of paragraph (a) of this Section;

                           (ii) the Agent shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was grossly negligent in ascertaining the pertinent facts; and

                           (iii) in no event shall the Agent be required to
                  expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (c) In no event shall the Agent or its officers, employees or agents be liable for any special, indirect, individual, punitive or consequential loss or damages, lost profits or loss of business, arising in connection with any Transaction Document, whether or not the likelihood of such loss or damage was known to the Agent, and regardless of the form of action.

                  (d) Whether or not therein expressly so provided, every provision of every Transaction Document relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

                  (e) The Agent is authorized to execute and deliver this Agreement and the Pledge Agreement and any supplement thereto in its capacity as Agent.

                  (f) The Agent shall have no liability whatsoever for the action or inaction of any Clearing Agency or any book-entry system thereof. In no event shall any Clearing Agency or any book-entry system thereof be deemed an agent or subcustodian of the Agent.

                  Section 7.2 Notice of Default.

                  Within 60 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Units, as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived; provided, however, the Agent shall be protected in withholding such notice if and so long as the board of directors, the executive committee and/or the Responsible Officers of the Agent in good faith determines that the withholding of such notice is in the interest of the Holders of the Units.

                  Section 7.3 Certain Rights of Agent.

                  Subject to the provisions of Section 7.1:

                  (a) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (b) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, rely upon an Officer's Certificate of the Company;

                  (c) the Agent may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (d) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; and

                  (e) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate of the Agent and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

                  Section 7.4 Not Responsible for Recitals, Etc.

                  The recitals contained herein and in the Certificates shall be taken as the statements of the Company.

                  Section 7.5 May Hold Units and Other Dealings.

                  Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent. The Agent and its Affiliates may (without having to account therefor to the Company or any Holder of Units or holder of Separate Notes) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Company, any Holder of Units and any holder of Separate Notes (and any of their respective subsidiaries or Affiliates) as if it were not acting as the Agent and the Agent and their Affiliates may accept fees and other consideration from the Company, any Holder of Units or any holder of Separate Notes without having to account for the same to any such Person.

                  Section 7.6 Money Held In Custody.

                  Money held by the Agent in custody hereunder need not be segregated from the Agent's other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                  Section 7.7 Compensation and Reimbursement.

                  The Company agrees:

                  (a) to pay all fees and expenses related to the retention of the Collateral Agent under the Pledge Agreement;

                  (b) to pay all fees and expenses related to the; enforcement by the Agent of the rights of the Holders hereunder or under the Transaction Documents;

                  (c) to pay to the Agent from time to time compensation for all services rendered by it hereunder or under the Transaction Documents as shall be agreed in writing between the Company and the Agent;

                  (d) to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement or the Transaction Documents (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

                  (e) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, damage, claim, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Agent), incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of its duties under the Transaction Documents, including the costs and expenses (including reasonable fees and expenses of counsel) of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Transaction Documents. The Agent shall promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld, provided that any failure to give any such notice shall not affect the obligation of the Company under this Section.

                  The provisions of this Section 7.7 shall survive the termination of this Agreement or the resignation or removal of the Agent.

                  Section 7.8 Corporate Agent Required; Eligibility.

                  There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority and having a Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 7.9 Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

                  (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Agent.

                  (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Agent and the Company.

                  (d) If at any time:

                           (i) the Agent fails to comply with Section 310(b) of
                  the TIA, as if the Agent were an Trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months; or

                           (ii) the Agent shall cease to be eligible under
                  Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                           (iii) the Agent shall become incapable of acting or
                  shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

         then, in any such case, (x) the Company by a Board Resolution may remove the Agent, or (y) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

                  (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of
         Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

                  (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

                  Section 7.10 Acceptance of Appointment by Successor.

                  (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

                  (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

                  (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

                  Section 7.11 Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent shall adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Units.

                  Section 7.12 Preservation of Information; Communications to Holders.

                  (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

                  (b) If three or more Holders (herein referred to as "Applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such Applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision, in the absence of bad faith, satisfactory to the Agent for the payment, of the reasonable expenses of such mailing.

                  Section 7.13 Failure to Act.

                  In the event of any dispute between or conflicting claims by or among the parties hereto or any other Person, the Agent shall be entitled, after prompt notice to the Company and the Holders of Units, at its sole option, to refuse to comply with any and all such claims, demands or instructions so long as such dispute or conflict shall continue, and the Agent shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, reasonably satisfactory to the Agent, or (ii) the Agent shall have received security or an indemnity reasonably satisfactory to the Agent sufficient to save the Agent harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Agent may incur by reason of its acting without bad faith, willful misconduct or gross negligence. The Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of any Transaction Document, or which would in its opinion subject it or any of its officers, employees or directors to liability.

                  Section 7.14 No Obligations of Agent.

                  Except to the extent otherwise provided in this Agreement, the Agent assumes no obligation and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Certificate, by such Holder's acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V.

                  Section 7.15 Tax Compliance.

                  (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed on it as a paying agent by applicable tax laws, regulations or administrative practice with respect to any payments made with respect to the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

                  (b) The Agent shall comply with any reasonable written direction timely received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(2).

                  (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                   ARTICLE 8
                             SUPPLEMENTAL AGREEMENTS

                  Section 8.1 Supplemental Agreements Without Consent of
Holders.

                  Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

                  (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (c) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

                  (d) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b) or 5.10; or

                  (e) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

                  Section 8.2 Supplemental Agreements With Consent of Holders.

                  (a) With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto, in form satisfactory to the Company and the Agent, for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Unit affected thereby:

                           (i) change any Payment Date;

                           (ii) change the amount or the type of Collateral
                  required to be Pledged to secure a Holder's obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of Normal Units to substitute the Treasury Securities for the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, or the rights of holders of Stripped Units to substitute Notes or Applicable Ownership Interest in the Treasury Portfolio for the Pledged Treasury Securities) or otherwise adversely affect the Holder's beneficial rights in or to such Collateral or materially adversely alter the rights in or to such Collateral subject to the Pledge Agreement;

                           (iii) impair the right to institute suit for the
                  enforcement of any Purchase Contract;

                           (iv) reduce the number of shares of Common Stock to
                  be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract, change the Stock Purchase Date or otherwise materially adversely affect the Holder's rights under any Purchase Contract;

                           (v) reduce the percentage of the outstanding Purchase
                  Contracts the consent of whose Holders is required for any such supplemental agreement; or

                           (vi) change the place or currency of payment for any
                  amounts payable in respect of the Units, increase any amounts payable by Holders in respect of the Units or decrease any other amounts receivable by Holders in respect of the Units,

         provided that, if any amendment or proposal referred to above would adversely affect only the Normal Units or the Stripped Units, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority or 100% of such class, as the case may be.

                  (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

                  Section 8.3 Execution of Supplemental Agreements.

                  In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be provided and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

                  Section 8.4 Effect of Supplemental Agreements.

                  Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

                  Section 8.5 Reference to Supplemental Agreements.

                  Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for outstanding Certificates.

                                   ARTICLE 9
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                  Section 9.1 Covenant Not to Merge, Consolidate, Sell or Convey Assets Except Under Certain Conditions.

                  The Company covenants that it shall not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                           (i) the Person formed by such consolidation or into
                  which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company or trust (if not the Company) organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Remarketing Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such successor entity, the due and punctual performance of every obligation and covenant of this Agreement on the part of the Company to be performed or observed;

                           (ii) immediately after giving effect to such
                  transaction, no default and no event which, after notice or lapse of time, or both, would become a default under this Agreement, the Purchase Contracts, the Pledge Agreement or the Remarketing Agreement, shall have occurred and be continuing; and

                           (iii) the Company has delivered to the to the Agent
                  and the Collateral Agent an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  In the event the Company is not the successor of any such consolidation, merger or sale of the assets substantially as an entirety and the successor is a limited liability company or trust, then the Company or such trust or limited liability company, in connection with such transaction, shall create a corporation to act as a co-obligor of the Purchase Contracts, Notes and Units.

                  Section 9.2 Rights and Duties of Successor Corporation.

                  Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 9.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, the Pledge Agreement and the Purchase Contracts with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Agreement, the Pledge Agreement and the Purchase Contracts. In the event of any such conveyance or transfer, the Company as the predecessor Person may thereupon or at any time thereafter be dissolved, wound up, or liquidated.

                                   ARTICLE 10
                                    COVENANTS


                  Section 10.1 Performance Under Purchase Contracts.

                  The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

                  Section 10.2 Maintenance of Office or Agency.

                  (a) The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on any Settlement Date and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of Normal Units and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

                  Section 10.3 Company to Reserve Common Stock.

                  The Company shall at all times prior to the Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates without giving effect to any changes in the number of such shares due to Sections 5.6 and 5.7.

                  Section 10.4 Covenants as to Common Stock.

                  The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

                  Section 10.5 Statements of Officer of the Company as to Default.

                  The Company will deliver to the Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge.

                  Section 10.6 Tax Treatment.

                  The Company and the Holders by purchasing a Normal Unit, covenant and agree, for all tax purposes, to (i) treat a Holder's acquisition of the Normal Units as the acquisition of the Note and Purchase Contract constituting the Normal Unit, (ii) treat the Holder's acquisition of the Stripped Units as the acquisition of the Treasury Security and the Purchase Contract constituting the Stripped Unit and (iii) treat each Holder as the owner of the related Notes, Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             TOYS "R" US, INC.


                                             By:  /s/ Louis Lipschitz
                                                  ------------------------------
                                             Name:  Louis Lipschitz
                                             Title: Executive Vice President -
                                                    Chief Executive Officer



                                             THE BANK OF NEW YORK
                                             as Purchase Contract Agent


                                             By:  /s/ Marie E. Trimboli
                                                  ------------------------------
                                             Name:  Marie E. Trimboli
                                             Title: Assistant Vice President

                                    EXHIBIT A
                        FORM OF NORMAL UNITS CERTIFICATE

                   (Form of Face of Normal Units Certificate)

                  [For inclusion in Global CertificateS only -- THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, 49th Floor, New York, New York 10041-0099) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ______________                                           CUSIP No. 892335209
Number of Normal Units___

                                  Normal Units

                  This Normal Units Certificate certifies that [For inclusion in Global Certificates only -- Cede & Co.] is the registered Holder of the number of Normal Units set forth above [For inclusion in Global Certificates only - or such other number of Normal Units reflected in the Schedule of Increases or Decreases in Global Certificates attached hereto]. Each Normal Unit represents
(i) any one of (a) a beneficial ownership by the Holder of one Senior Note due 2007 (the "Note") of Toys "R" Us, Inc., a Delaware corporation (the "Company"), having a principal amount of $50, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, or (b) if the Note has been remarketed by the Remarketing Agent (or if the Holder has elected not to have the Note remarketed), the Applicable Ownership Interest in the Treasury Portfolio by such Holder pursuant to the Pledge Agreement or (c) if a Tax Event Redemption has occurred, the Applicable Ownership Interest in the Treasury Portfolio subject to the Pledge pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract of the Company. All capitalized terms used but not defined herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

                  Pursuant to the Pledge Agreement, the Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, constituting part of each Normal Units evidenced hereby has been, or will be, as the case may be, pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Normal Units.

                  The Pledge Agreement provides that all payments of principal on the Pledged Notes or, if applicable, the Pledged Applicable Ownership Interest (as specified in clause (A) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, or interest payments on the Pledged Notes (as defined in the Pledge Agreement) or on the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) in the Treasury Portfolio, as the case may be, constituting part of the Normal Units received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) interest payments with respect to Pledged Notes or Pledged Applicable Ownership Interest (as specified in clause (B) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, and (B) any payments of principal with respect to any Notes or the Applicable Ownership Interest (as specified in clause (A) of the definition of such terms) in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 2:00 p.m. (New York City time) on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m. (New York City time) on a Business Day, then such payment shall be made no later than 10:30 a.m. (New York City time) on the next succeeding Business Day) and (ii) in the case of payments of principal on any Pledged Notes or the Pledged Applicable Ownership Interest (as specified in clause (A) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, that has not been released from the Pledge pursuant to the Pledge Agreement to the Company on the Stock Purchase Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Normal Units of which such Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Normal Units. Interest on any Notes or distributions on the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of a Normal Unit evidenced hereby which are payable quarterly in arrears on February 16, May 16, August 16, and November 16, each year, commencing on August 16, 2002 (each a "Payment Date"), shall, subject to receipt thereof from the Collateral Agent, be paid to the Person in whose name this Normal Units Certificate (or a Predecessor Normal Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on August 16, 2005 (the "Stock Purchase Date"), at a price equal to $50 (the "Stated Amount"), a number of newly issued shares of common stock, $.10 par value per share ("Common Stock"), of the Company, equal to the Settlement Rate, then in effect, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event, Cash Settlement, Early Settlement or Merger Early Settlement with respect to the Normal Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Stock Purchase Date by application of payments received in respect of the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, pledged to secure the obligations of the Holder under such Purchase Contract in accordance with the terms of the Pledge Agreement.

                  Payments on the Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register or by wire transfer to an account specified by such Person at least five Business Days prior to the applicable Payment Date.

                  Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been authenticated by the Agent by manual signature, this Normal Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                             TOYS "R" US, INC.


                                             By:
                                                  ------------------------------
                                             Name:
                                             Title:



                                    HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                                    By: THE BANK OF NEW YORK, not individually
                                    but solely as Attorney-in-Fact of such
                                    Holder

                                    By:
                                        ----------------------------------
                                        Authorized Signatory

                  AGENT'S CERTIFICATE OF AUTHENTICATION This is one of the Normal Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                                THE BANK OF NEW YORK,
                                                as Purchase Contract Agent

Dated:                                          By:
       -----------------------                      ---------------------------
                                                    Authorized Signatory

                  (Form of Reverse of Normal Units Certificate)

                  Each Purchase Contract evidenced hereby is governed by the Purchase Contract Agreement, dated as of May 28, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Normal Units Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Normal Units Certificate and the terms of the Purchase Contract Agreement, the terms of the Purchase Contract Agreement govern.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $50 (the "Purchase Price"), a number of shares of Common Stock of the Company equal to the Settlement Rate, then in effect, unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event, an Early Settlement, Merger Early Settlement or Cash Settlement with respect to the Units of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value is greater than or equal to $21.55 (the "Threshold Appreciation Price"), 2.3202 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $17.65, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount of the related Unit divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $17.65, 2.8329 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement. The number of shares of Common Stock per Purchase Contract will be subject to adjustment as provided by Sections 5.6 and 5.7 of the Purchase Contract Agreement.

                  The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date.

                  The "Closing Price" of the Common Stock on any date of determination means the closing sale price per share (or, if no closing price is reported, the last reported sale price per share) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                  A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  Each Purchase Contract evidenced hereby may be settled prior to the Stock Purchase Date through Cash Settlement, Early Settlement or Merger Early Settlement, in accordance with the terms of the Purchase Contract Agreement.

                  In accordance with the terms of the Purchase Contract Agreement, the Holder of this Normal Units Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting a Cash Settlement, Early Settlement or Merger Early Settlement, (ii) by application of payments received in respect of the Pledged Applicable Ownership Interest in the Treasury Portfolio acquired from the proceeds of a remarketing of the related Pledged Notes underlying the Normal Units represented by this Normal Units Certificate, (iii) if the Holder has elected not to participate in the remarketing, by application of payments received in respect of the Opt-out Treasury Consideration deposited by such Holder in respect of such Purchase Contract or (iv) if a Tax Event Redemption has occurred prior to the successful remarketing of the Notes by application of payments received in respect of the Pledged Applicable Ownership Interest in the Treasury Portfolio by the Collateral Agent on behalf of the Holder of this Normal Units Certificate. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Last Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Notes related to this Normal Units Certificate, any accrued and unpaid interest on such Pledged Notes will become payable by the Company to the Holder of this Normal Units Certificate in the manner provided for in the Purchase Contract Agreement and the Indenture.

                  The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

                  Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Normal Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each such Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes constituting a part of such Holder's Normal Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Normal Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Unit, the Agent shall abstain from voting the Pledged Note evidenced by such Normal Unit.

                  The Normal Units Certificates are issuable only in registered form and only in denominations of a single Normal Unit and any integral multiple thereof. The transfer of any Normal Units Certificate will be registered and Normal Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Normal Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Holder of a Normal Unit may substitute Treasury Securities for the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, securing its obligations under the related Purchase Contract in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Stripped Unit" evidenced by a Stripped Units Certificate. A Holder that elects to substitute a Treasury Security for Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, thereby creating Stripped Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Units in respect of the Pledged Note or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and Purchase Contract constituting such Normal Unit may be transferred and exchanged only as a Normal Unit.

                  A Holder of Stripped Units may reestablish Normal Units by delivering to the Collateral Agent Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in exchange for the release of the Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

                  The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Normal Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

                  Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Normal Units Certificate, the Holder of this Normal Units Certificate shall deliver to the Agent at the Corporate Trust Office an Election to Settle Early form set forth below and any other documents requested by the Agent duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to the product of (A) $50 times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement.

                  Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Notes or Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in the Treasury Portfolio, as the case may be, underlying such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder of each Purchase Contract forming part of a Normal Unit as to which Early Settlement is effected equal to 2.3202 shares of Common Stock per Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

                  Upon registration of transfer of this Normal Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Normal Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  The Holder of this Normal Units Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Normal Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying this Normal Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

                  Each Purchase Contract evidenced hereby obligates the Holder to agree, for U.S. tax purposes, to (i) treat an acquisition of the Normal Unit as an acquisition of the Note and Purchase Contract constituting the Normal Unit and (ii) treat itself as owner of the related Notes, Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be.

                  Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

                  The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Normal Units Certificate is registered as the owner of the Normal Units evidenced hereby for the purpose of receiving quarterly payments on the Notes, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, performance of the Purchase Contracts and for all other purposes whatsoever (subject to the Record Date provisions hereof), whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliates nor any such agent shall be affected by notice to the contrary.

                  The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

                  A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                              as tenants in common

UNIF GIFT MIN ACT -                    Custodian

                                       --------------------------------
                                       (cust)                   (minor)

                                       Under Uniform Gifts to Minors Act

                                       --------------------------------
                                                                (State)

TEN ENT -                              as tenants by the entireties

JT TEN -                               as joint tenants with right of
                                       survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Normal Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Normal Units Certificates on the books of Toys "R" Us, Inc. with full power of substitution in the premises.

Dated:                                     Signature:
       -----------------------                        --------------------------

                  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Normal Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                     ----------------------------------------------------

                             SETTLEMENT INSTRUCTIONS

                  The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional shares, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                    Signature:
       ------------------------                      ---------------------------
                                          Signature Guarantee:
                                                              ------------------
                                          (if assigned to another person)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered in        REGISTERED HOLDER
the name of and delivered to a
Person other than the Holder, please     Please print name and address of
(i) print such Person's name and         Registered Holder:
address and (ii) provide a guarantee
of your signature:


----------------------------------       ----------------------------------
             Name                                       Name

----------------------------------       ----------------------------------
            Address                                    Address

Social Security or other Taxpayer
Identification Number, if any

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            ELECTION TO SETTLE EARLY

                  The undersigned Holder of this Normal Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with
Section 5.9 of the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Normal Units with an aggregate Stated Amount equal to $50 or an integral multiple thereof, provided, however, that such option may only be exercised with respect to Purchase Contracts underlying Normal Units secured by Pledged Applicable Ownership Interest in the Treasury Portfolio with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional shares and any Normal Units Certificate representing any Normal Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                    Signature:
       ------------------------                      ---------------------------
                                          Signature Guarantee:
                                                              ------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                  Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock are to be      REGISTERED HOLDER
registered in the name of and
delivered to and Pledged Notes or        Please print name and address of
Pledged Applicable Ownership             Registered Holder:
Interest in the Treasury Portfolio,
as the case may be, are to be
transferred to a Person other than
the Holder, please print such
Person's name and address:

----------------------------------       ----------------------------------
             Name                                       Name

----------------------------------       ----------------------------------
            Address                                    Address

Social Security or other Taxpayer
Identification Number, if any

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  Transfer instructions for Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     (TO BE ATTACHED TO GLOBAL CERTIFICATES)

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                  The following increases or decreases in this Global Certificate have been made:


                                                                         Stated Amount of
                   Amount of decrease        Amount of increase             the Global
                    in Stated Amount         in Stated Amount of           Certificate
                      of the Global              the Global               Following Such            Signature of Authorized
      Date             Certificate               Certificate           decrease or increase                Signatory





                                    EXHIBIT B
                       FORM OF STRIPPED UNITS CERTIFICATE

                  (Form of Face of Stripped Units Certificate)

                  [FOR INCLUSION IN GLOBAL CERTIFICATES ONLY -- THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, 49th Floor, New York, New York 10041-0099) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. _____                                                    CUSIP No. 892335308
Number of Stripped Units ___________

                                 Stripped Units

                  This Stripped Units Certificate certifies that [For inclusion in Global Certificates only -- Cede & Co.] is the registered Holder of the number of Stripped Units set forth above [For inclusion in Global Certificates only - or such other number of Stripped Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Stripped Unit represents (i) a 1/20 or 5.0% undivided beneficial ownership interest in a Treasury Security, subject to the Pledge of such interest in such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Toys "R" Us, Inc., a Delaware corporation (the "Company"). All capitalized terms used but not defined herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

                  Pursuant to the Pledge Agreement, the Treasury Security constituting part of each Stripped Units evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Stripped Units.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Stripped Units Certificate to purchase, and the Company to sell, on August 16, 2005 (the "Stock Purchase Date"), at a price equal to $50 (the "Stated Amount"), a number of shares of common stock, $.10 par value per share ("Common Stock"), of the Company, equal to the Settlement Rate, then in effect, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event, Cash Settlement, Early Settlement or Merger Early Settlement with respect to the Stripped Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price (as defined herein) for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Stock Purchase Date by application of payments received in respect of the Pledged Treasury Securities pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

                  Payments on the Treasury Securities will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Stripped Units Register or by wire transfer to an account specified by such Person at least five business Days prior to the applicable Payment Date.

                  Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Stripped Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    TOYS "R" US, INC.


                                    By:
                                         ---------------------------------------
                                    Name:
                                    Title:


                                    HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

                                    By: THE BANK OF NEW YORK, not individually
                                    but solely as Attorney-in-Fact of such
                                    Holder

                                    By:
                                         ---------------------------------------
                                           Authorized Signatory

                      AGENT'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Stripped Units referred to in the within-mentioned Purchase Contract Agreement.

                                                THE BANK OF NEW YORK,
                                                as Purchase Contract Agent

Dated:                                          By:
       -----------------------                      ---------------------------
                                                    Authorized Signatory

                     (Reverse of Stripped Units Certificate)

                  Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 28, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Stripped Units Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Stripped Units Certificate and the terms of the Purchase Contract Agreement, the terms of the Purchase Contract Agreement govern.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Stripped Units Certificate to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $50 (the "Purchase Price"), a number of shares of Common Stock of the Company equal to the Settlement Rate, then in effect, unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event, an Early Settlement, Merger Early Settlement or Cash Settlement with respect to the Units of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is greater than or equal to $21.55 (the "Threshold Appreciation Price"), 2.3202 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $17.65, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $17.65, 2.8329 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement. The number of shares of Common Stock per Purchase Contract will be subject to adjustment as provided by Sections 5.6 and 5.7 of the Purchase Contract Agreement.

                  The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date.

                  The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                  A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  Each Purchase Contract evidenced hereby may be settled prior to the Stock Purchase Date through Early Settlement, Merger Early Settlement or Cash Settlement, in accordance with the terms of the Purchase Contract Agreement.

                  In accordance with the terms of the Purchase Contract Agreement, the Holder of this Stripped Units Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting an Early Settlement, Merger Early Settlement or Cash Settlement or (ii) by application of payments received in respect of the Pledged Treasury Securities underlying the Stripped Units represented by this Stripped Units Certificate.

                  The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

                  The Stripped Units Certificates are issuable only in registered form and only in denominations of a single Stripped Unit and any integral multiple thereof. The transfer of any Stripped Units Certificate will be registered and Stripped Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Stripped Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Holder of a Stripped Units may substitute for the Pledged Treasury Securities securing its obligations under the related Purchase Contract Notes or Applicable Ownership Interest in the Treasury Portfolio in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Units for which such Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio secures the Holder's obligation under the Purchase Contract shall be referred to as a "Normal Units" evidenced by a Normal Units Certificate. A Holder that elects to substitute Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Pledged Treasury Securities, thereby reestablishing Normal Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Stripped Unit remains in effect, such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Treasury Security and the Purchase Contract constituting such Stripped Unit may be transferred and exchanged only as a Stripped Units.

                  The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Stripped Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

                  Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Stripped Units Certificate, the Holder of this Stripped Units Certificate shall deliver to the Agent at the Corporate Trust Office an Election to Settle Early form set forth below and any other documents requested by the Agent duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to the product of (A) $50 times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement.

                  Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities underlying such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder of each Purchase Contract forming part of Pledged Treasury Securities Units as to which Early Settlement is effected equal to 2.3202 shares of Common Stock per Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

                  Upon registration of transfer of this Stripped Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Stripped Units Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  The Holder of this Stripped Units Certificate, by his acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Stripped Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Stripped Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Treasury Securities, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

                  Each Purchase Contract evidenced hereby obligates the Holder to agree, for U.S. tax purposes, to (i) treat an acquisition of the Stripped Units as an acquisition of the Treasury Security and Purchase Contract constituting the Stripped Units and (ii) treat itself as owner of the Treasury Securities.

                  Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

                  The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Stripped Units Certificate is registered as the owner of the Stripped Units evidenced hereby for the purpose of, performance of the Purchase Contracts and for all other purposes whatsoever (subject to the Record Date provisions hereof), whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliate, nor any such agent shall be affected by notice to the contrary.

                  The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

                  A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                              as tenants in common

UNIF GIFT MIN ACT -                    Custodian

                                       --------------------------------
                                       (cust)                   (minor)

                                       Under Uniform Gifts to Minors Act

                                       --------------------------------
                                                                (State)

TEN ENT -                              as tenants by the entireties

JT TEN -                               as joint tenants with right of
                                       survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Stripped Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Stripped Units Certificates on the books of Toys "R" Us, Inc. with full power of substitution in the premises.

Dated:                                  Signature:
       ------------------------                    ---------------------------

                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Stripped Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                     ---------------------------------------------

                             SETTLEMENT INSTRUCTIONS

                  The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Stripped Units evidenced by this Stripped Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                   Signature:
      ----------------------------                  ----------------------------
                                         Signature Guarantee:
                                                             -------------------
                                         (if assigned to another person)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered in        REGISTERED HOLDER
the name of and delivered to a
Person other than the Holder, please     Please print name and address of
(i) print such Person's name and         Registered Holder:
address and (ii) provide a guarantee
of your signature:


----------------------------------       ----------------------------------
             Name                                       Name

----------------------------------       ----------------------------------
            Address                                    Address

Social Security or other Taxpayer
Identification Number, if any

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            ELECTION TO SETTLE EARLY

                  The undersigned Holder of this Stripped Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Stripped Units evidenced by this Stripped Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Stripped Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Stripped Units Certificate representing any Stripped Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                   Signature:
      ----------------------------                  ----------------------------
                                         Signature Guarantee:
                                                             -------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                  Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock are to be      REGISTERED HOLDER
registered in the name of and
delivered to and Pledged Treasury        Please print name and address of
Securities are to be transferred to      Registered Holder:
a Person other than the Holder,
please print such Person's name and
address:


----------------------------------       ----------------------------------
             Name                                       Name

----------------------------------       ----------------------------------
            Address                                    Address

Social Security or other Taxpayer
Identification Number, if any

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  Transfer instructions for Pledged Treasury Securities transferable upon Early Settlement or a Termination Event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     (TO BE ATTACHED TO GLOBAL CERTIFICATES)

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                  The following increases or decreases in this Global Certificate have been made:


                                                                       Stated Amount of
                   Amount of decrease       Amount of increase            the Global
                    in Stated Amount        in Stated Amount of          Certificate
                      of the Global             the Global              Following Such           Signature of Authorized
      Date             Certificate              Certificate          decrease or increase                Signatory


                                    EXHIBIT C
                   INSTRUCTION FROM PURCHASE CONTRACT AGENT TO
                                COLLATERAL AGENT


JPMorgan Chase Bank,
as Collateral Agent
450 West 33rd Street
New York, NY 10001
Attn: Institutional Trust Services

Re:      Equity Security Units of Toys "R" Us, Inc. (the "Company")

            ---------------------------------------------------------

         We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of May 28, 2002, (the "Pledge Agreement") among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary and us, as Purchase Contract Agent and as attorney-in-fact for the holders of Normal Units and Stripped Units from time to time, that the holder of Units listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities (CUSIP No. 912803AG8)] [$_______ aggregate principal amount of Notes or $_____ Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] in exchange for the related [Pledged Notes] [Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred such [Treasury Securities] [Notes] [Applicable Ownership Interest in the Treasury Portfolio] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes] [Pledged Applicable Ownership Interest in the Treasury Portfolio], and upon the payment by such Holder of any applicable fees, to release the [Notes] [Applicable Ownership Interest in the Treasury Portfolio] [Treasury Securities] related to such [Normal Units] [Stripped Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Purchase Contract.

Date:
       ---------------------

                                              THE BANK OF NEW YORK,
                                              as Purchase Contract Agent

                                              By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Notes] [Applicable Ownership Interest in the Treasury Portfolio] for the [Pledged Notes] [Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities]:


Name:
      --------------------------------

--------------------------------------

--------------------------------------

Social Security or other Taxpayer
Identification Number, if any:

--------------------------------------

Address:

--------------------------------------

--------------------------------------

--------------------------------------

                                    EXHIBIT D
               INSTRUCTION FROM HOLDER TO PURCHASE CONTRACT AGENT

The Bank of New York,
as Purchase Contract Agent
101 Barclay Street
Floor 21 W
New York, NY 10286
Attn: Corporate Trust Administration
Telecopy: 212-896-7298

Re:  Equity Security Units of Toys "R" Us, Inc. (the "Company")

                  The undersigned Holder hereby notifies you that it has delivered to JPMorgan Chase Bank, as Collateral Agent [$_______ aggregate principal amount of Treasury Securities (CUSIP No. 912803AG8)] [$_______ aggregate principal amount of [Notes] [Applicable Ownership Interest in the Treasury Portfolio] in exchange for the related [Pledged Notes] [Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of May 28, 2002 (the "Pledge Agreement"), among you, the Company and JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes] [Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities] related to such [Normal Units] [Stripped Units]. Capitalized terms used herein but not defined shall have the meaning set forth in the Purchase Contract Agreement.

Date:                         Signature:
       -------------------               --------------------------------------

                              Signature Guarantee:
                                                   ----------------------------


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of Registered Holder:

Name:

Social Security or other Taxpayer Identification Number, if any:

Address:

                                    EXHIBIT E
                            NOTICE TO SETTLE BY CASH

The Bank of New York,
as Purchase Contract Agent
101 Barclay Street
Floor 21 W
New York, NY 10286
Attn: Corporate Trust Administration
Telecopy:  212-896-7298

                  Re: Equity Security Units of Toys "R" Us, Inc. (the" Company")

                  The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.4(a) of the Purchase Contract Agreement dated as of May 28, 2002 among the Company and you, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 10:00 a.m. (New York City time) on the seventh Business Day immediately preceding the Stock Purchase Date (in Cash) by wire transfer, in each case in immediately available funds), $_________ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contract on the Stock Purchase Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holder's election to make such cash settlement with respect to the Purchase Contracts related to such Holder's Normal Units. Capitalized terms used herein but not defined shall have the meaning set forth in the Purchase Contract.

Date:                         Signature:
       -------------------               --------------------------------------

                              Signature Guarantee:
                                                   ----------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of Registered Holder:
                                                   -----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Social Security or other Taxpayer Identification Number, if any:
                                                                 ---------------


                                      E-1